UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Astoria Financial Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

One Astoria Bank Plaza Lake Success, NY 11042-1085 (516) 327-3000

April 17, 2015

Dear Fellow Shareholder:

      I am very pleased to invite you to Astoria Financial Corporation’s Annual Meeting of Shareholders to be held at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040 on May 27, 2015, at 9:30 a.m., Eastern Time. At this meeting, you will be asked to consider and act upon the matters described in the enclosed Notice of Annual Meeting of Shareholders.

      This year, we are again using certain rules established by the Securities and Exchange Commission that allow us to furnish our proxy materials to shareholders over the Internet. As a result, certain shareholders who are eligible to vote at the Annual Meeting of Shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. The notice explains how to arrange to have the printed materials sent to you by mail. The proxy materials available online include our 2015 Proxy Statement and a copy of our 2014 Annual Report and Form 10-K, which includes our annual financial statements for the fiscal year ending December 31, 2014.

      Even if you plan to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important. We appreciate your taking the time to vote promptly.

Sincerely

Monte N. Redman
President and Chief Executive Officer

One Astoria Bank Plaza Lake Success, NY 11042-1085 (516) 327-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 27, 2015

The Annual Meeting of Shareholders of Astoria Financial Corporation will be held on May 27, 2015, at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. The meeting will be held to consider and act upon the following matters:

1.	The election of three directors for terms of three years each;
2.	The approval, on a non-binding basis, of the compensation of our named executive officers;
3.	The ratification of the appointment of our independent registered public accounting firm.

Shareholders may also be asked to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof. Please note that we are not aware of any such other business.

Holders of record of Astoria Financial Corporation common stock as of the close of business on March 30, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting and at Astoria Financial Corporation, One Astoria Bank Plaza, Lake Success, New York 11042 for a period of ten days prior to the meeting.

For the convenience of our shareholders, proxies may be given either by telephone, electronically through the Internet, or by completing, signing, and returning the enclosed proxy card. In addition, shareholders may elect to receive future shareholder communications, including proxy materials, through the Internet. Instructions for each of these options can be found in the enclosed materials.

By order of the Board of Directors

Michele M. Weber
Senior Vice President and Secretary

April 17, 2015

Astoria Financial Corporation
Proxy Statement

i

ii

ASTORIA FINANCIAL CORPORATION

One Astoria Bank Plaza
Lake Success, New York 11042-1085

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 27, 2015

General Information

This Proxy Statement and the accompanying proxy card are being furnished to holders of Astoria Financial Corporation, referred to as AFC, common stock in connection with the solicitation of proxies by the Board of Directors of AFC, referred to as the Board, for use at the AFC Annual Meeting of Shareholders to be held on May 27, 2015, and at any adjournments or postponements thereof, referred to as the Annual Meeting. AFC’s Annual Meeting will be held at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. Only holders of record of AFC’s issued and outstanding common stock, par value $0.01 per share, referred to as AFC Common Stock, as of the close of business on March 30, 2015, referred to as the Record Date, are entitled to vote at the Annual Meeting. Holders of AFC’s depositary shares, each representing a  1/40th interest in a share of AFC’s Series C Non-Cumulative Perpetual Preferred Stock, referred to as Depositary Shares, are not entitled to vote at the Annual Meeting. AFC’s 2014 Annual Report and Form 10-K, which includes the consolidated financial statements of AFC for the fiscal year ended December 31, 2014, referred to as the Consolidated Financial Statements, accompany this Proxy Statement and the proxy card which are first being mailed or given on or about April 17, 2015 to shareholders of record as of the Record Date. AFC is the parent company of Astoria Bank, referred to as the Bank.

Under rules and regulations of the Securities and Exchange Commission, referred to as the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of AFC Common Stock, we are furnishing proxy materials, which include our Proxy Statement and AFC’s 2014 Annual Report and Form 10-K, which includes the Consolidated Financial Statements, to certain of our shareholders over the Internet and providing an Important Notice Regarding the Availability of Proxy Materials, referred to as the Notice, by mail. AFC is mailing the Notice to such shareholders on or about April 17, 2015. Those shareholders who receive the Notice by mail will not receive a printed copy of the proxy materials unless they request to receive these materials in hard copy by following the instructions provided in the Notice. The Notice also will instruct those shareholders as to how they may access and review all of the important information contained in the proxy materials, including how they may submit their proxy, all via the Internet.

If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. If you intend to request such materials, we encourage you to do so promptly. In any case, you must request such materials no later than May 12, 2015, in order to allow timely delivery to you.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2015:

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT
www.edocumentview.com/af

Voting and Quorum Requirements

As of the Record Date, there were 100,396,907 shares of AFC Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Except as described below, each share of AFC Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to properly come before the Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of all of the shares of AFC Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

The election of directors shall be by a plurality of votes cast by the holders of AFC Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. However, in uncontested elections under AFC’s Corporate Governance Guidelines, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation from the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Promptly thereafter, AFC will publicly disclose the Board’s decision whether to accept such director’s resignation or, if applicable, the reasons for rejecting the resignation offer. Holders of AFC Common Stock may not vote their shares cumulatively with respect to the election of directors.

The approval, on a non-binding basis, of the compensation of our named executive officers and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC each require the affirmative vote of a majority of the votes cast by the holders of AFC Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

Shares of AFC Common Stock as to which the “ABSTAIN” box has been selected on the proxy card with respect to the approval, on a non-binding basis, of our named executive officer compensation or the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC will be counted as present, entitled to vote and cast and will have the effect of a vote against such approval or ratification, as the case may be. In contrast, shares of AFC Common Stock underlying broker non-votes and shares for which a proxy card is not returned will not be counted as present and entitled to vote and will have no effect on the vote on such proposals.

Because the vote on the non-binding proposal to approve the named executive officer compensation is advisory, it will not be binding on the Board. However, the Board will consider the outcome of the vote when considering future executive compensation arrangements.

How to Vote

You may vote your shares:

(1) By Internet.  Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on Tuesday, May 26, 2015. Once you are in the Internet voting system, you can record and confirm or change your voting instructions.

(2) By mail.  If you received the Proxy Statement by mail, you may mark and sign the enclosed proxy card and return it in the enclosed postage-paid envelope.

(3) By telephone.  Vote by telephone using the instructions on the enclosed proxy card.

Every properly executed proxy card that is received by AFC prior to the closing of the polls at the Annual Meeting will be voted in accordance with the instructions contained therein unless otherwise revoked. Properly executed but unmarked proxy cards received by AFC prior to the closing of the polls at the Annual Meeting, unless otherwise revoked, will be voted FOR the election of the Board’s nominees as directors, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and FOR the ratification of the appointment of our independent registered public accounting firm.

Alternatively, you may attend the Annual Meeting and vote in person. Voting over the Internet, by telephone or by mailing a proxy card will not limit your right to vote in person or attend the Annual Meeting. Shareholders who desire to attend the Annual Meeting may obtain driving directions by calling The Inn at New Hyde Park at (516) 354-7797 or AFC’s Investor Relations Department at (516) 327-7869.

If you are a shareholder whose shares are not registered in your name, you will need an assignment of voting rights from the shareholder of record to vote personally at the Annual Meeting.

Pursuant to the Certificate of Incorporation of AFC, no record shareholder of AFC Common Stock who, as of the Record Date, beneficially owns, directly or indirectly, more than ten percent (10%) of AFC Common Stock outstanding on such date will be entitled or permitted to vote any shares of AFC Common Stock in excess of ten percent (10%) of AFC Common Stock outstanding as of the Record Date.

Participants in the Astoria Bank 401(k) Plan, referred to as the 401(k) Plan, as of the Record Date, have the right to participate in directing the voting of AFC Common Stock held in their plan accounts as of that date, but do not have the right to vote those shares personally at the Annual Meeting. Such participants should refer to the voting instructions provided by the plan fiduciaries for information on how to direct the voting of such shares.

Revocation of Proxies

Any shareholder who executes a proxy (including a proxy given over the Internet or by telephone) has the right to revoke it at any time before it is voted at the Annual Meeting. A proxy may be revoked by delivering to the Secretary of AFC, at its principal office or at the Annual Meeting prior to the closing of the polls at the Annual Meeting, either a written revocation or a proxy (including a proxy given over the Internet or by telephone), duly executed, bearing a later date, or by attending the Annual Meeting and voting in person.

Interests of Certain Persons in Certain Proposals

AFC’s executive officers, including the two executive officers who are members of the Board, have an interest in one of the proposals that will be acted upon at the Annual Meeting that is different from the interest of AFC’s shareholders generally. At the Annual Meeting, shareholders will be asked to cast a non-binding advisory vote on Proposal No. 2 regarding the compensation of our named executive officers, and the result of such advisory vote may influence future compensation decisions. The Board was aware of this interest and took it into account in recommending that shareholders vote in favor of Proposal No. 2.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of AFC Common Stock by each person or group of persons, as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, known to AFC to be the beneficial owner of more than five percent (5%) of AFC voting stock. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
FMR LLC 245 Summer Street Boston, Massachusetts 02210	9,274,999	(2)	9.24
Committee appointed as Plan Administrator of the 401(k) Plan, and Trustee of the Bank Employees’ Pension Plan c/o Astoria Bank One Astoria Bank Plaza Lake Success, New York 11042	8,352,060	(3)	8.32
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	7,314,934	(4)	7.29
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	7,153,776	(5)	7.13
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	6,159,137	(6)	6.13
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,367,622	(7)	5.35
Citadel Advisors LLC Citadel Advisors Holdings II LP Citadel GP LLC and Kenneth Griffin c/o Citadel LLC 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603	5,036,235	(8)	5.02

(1)	Based on shares outstanding as of the Record Date.
(2)	According to a filing on Schedule 13G, Amendment No. 5, filed on or about February 14, 2014 (the most recent amendment that has been filed), by and on behalf of FMR LLC, Edward C. Johnson 3d, and Fidelity Management & Research Company, filing as joint filers pursuant to Rule13d-1(f)(1) under the Exchange Act, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, claims sole dispositive power with respect to 9,274,999 shares of AFC Common Stock as of December 31, 2013. Also under this filing, FMR LLC and Edward C. Johnson 3d each claim sole dispositive power with respect to all such shares beneficially owned by Fidelity Management & Research Company, due to their control of that company.

(3)	The five individuals who comprise the Committee appointed as Plan Administrator of the 401(k) Plan also serve as trustees of the Bank Employees’ Pension Plan, referred to as the Plan Committees. The 401(k) Plan is a defined contribution pension plan under ERISA and the Bank Employees’ Pension Plan, referred to as the Employees Pension Plan, is a defined benefit pension plan under ERISA. As of December 31, 2014, the Employees Pension Plan held 928,472 shares of AFC Common Stock. The trustees will determine the manner in which such shares are voted at the Annual Meeting. The 401(k) Plan, as of December 31, 2014, held 7,423,588 shares of AFC Common Stock for the account of individual participants of the 401(k) Plan. For voting purposes, each participant with a 401(k) Plan account invested in whole or in part in shares of AFC Common Stock as of the Record Date will be eligible to provide voting instructions which will be taken into account by the Bank, through the Committee appointed as Plan Administrator under the 401(k) Plan, in directing Prudential Bank & Trust Company, as trustee of the 401(k) Plan, how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to such participant’s account under the 401(k) Plan as of the Record Date. In certain circumstances, ERISA may confer upon the Bank, the Committee appointed as Plan Administrator of the 401(k) Plan and/or the trustees the power and duty to control the voting and tendering of AFC Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Based on a Schedule 13G filed February 17, 2015 and other information available to AFC, as of December 31, 2014, the Plan Committees beneficially owned 8,352,060 shares of AFC Common Stock, with sole voting and dispositive power with respect to 928,472 shares of AFC Common Stock and shared voting and dispositive power with respect to 7,423,588 shares of AFC Common Stock. No individual member of the Plan Committees controls the actions of the Plan Committees and each such individual disclaims beneficial ownership of shares beneficially owned by the Plan Committees except as to shares held or allocated to their respective individual accounts.
(4)	According to a filing on Schedule 13G, Amendment No. 1, filed on or about February 5, 2015, Dimensional Fund Advisors LP claims sole voting power with respect to 6,985,121 shares of AFC Common Stock, and sole dispositive power with respect to 7,314,934 shares of AFC Common Stock as of December 31, 2014.
(5)	According to a filing on Schedule 13G, Amendment No. 6, filed on or about January 26, 2015, BlackRock, Inc. claims sole voting power with respect to 6,939,747 shares of AFC Common Stock and sole dispositive power with respect to 7,153,776 shares of AFC Common Stock as of December 31, 2014.
(6)	According to a filing on Schedule 13G, Amendment No. 1, filed on or about February 12, 2015, Wellington Management Group LLP, claims shared voting and dispositive power with respect to 6,159,137 shares of AFC Common Stock as of December 31, 2014.
(7)	According to a filing on Schedule 13G, filed on or about February 10, 2015, The Vanguard Group claims sole voting power with respect to 116,579 shares of AFC Common Stock, sole dispositive power with respect to 5,259,043 shares of AFC Common Stock and shared dispositive power with respect to 108,579 shares of AFC Common Stock as of December 31, 2014.
(8)	According to a filing on Schedule 13G, filed on or about January 23, 2015, by and on behalf of Citadel Advisors LLC, Citadel Advisors Holdings II LP, Citadel GP LLC and Mr. Kenneth Griffin, filing as joint filers pursuant to Rule 13d-1(c) under the Exchange Act, Citadel Advisors LLC claims shared voting and dispositive power with respect to 4,872,730 shares of AFC Common Stock, Citadel Advisors Holdings II LP claims shared voting and dispositive power with respect to 5,025,388 shares of AFC Common Stock, including the shares over which Citadel Advisors LLC claims shared voting and dispositive power, and Citadel GP LLC and Mr. Kenneth Griffin claim shared voting and dispositive power with respect to 5,036,235 shares of AFC Common Stock, including the shares over which Citadel Advisors LLC and Citadel Advisors Holdings II LP claims shared voting and dispositive power, in each case, as of December 31, 2014.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board consists of seven (7) directors divided into three classes: two classes of three directors each and one class of one director. Upon election by the shareholders, the directors of each class generally serve for a term of three years, with the directors of one class elected each year. From time to time, nominees may be recommended for shorter terms to either reclassify the directors, so as to maintain the classes as equal in number as possible, or to provide earlier shareholder input in filling recent vacancies.

In all cases, directors serve until their respective successors are duly elected and qualified. Pursuant to the Bylaws of AFC, no person is eligible for election or appointment as a director who is seventy-five (75) years of age or older, and no person shall continue to serve as a director after the regular Board meeting immediately preceding such director’s seventy-fifth (75th) birthday, referred to as mandatory retirement.

On February 10, 2015, Jane D. Carlin resigned from the Board. Ms. Carlin’s resignation was not the result of any disagreements with AFC or the Bank known by any executive officer. On February 25, 2015, the Board reduced the size of the Board to seven (7) directors.

The directors whose terms expire at the Annual Meeting are Monte N. Redman, Gerard C. Keegan and Patricia M. Nazemetz. Each of the directors whose terms expire at the Annual Meeting, referred to individually as a Board Nominee and collectively as the Board Nominees, has been nominated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee, to stand for re-election, and, if elected, to serve for a term expiring at the annual meeting of shareholders of AFC to be held in 2018. Each Board Nominee has consented to being named in this Proxy Statement and to serve as a director of AFC if elected.

If any Board Nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, to replace such nominee. The Board presently has no knowledge that any of the Board Nominees will refuse or be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE BOARD NOMINEES FOR ELECTION AS DIRECTORS OF AFC FOR TERMS OF THREE YEARS EACH.

Board Nominees, Directors and Executive Officers

The following table sets forth information regarding the Board Nominees and other members of the Board.

Name	Age(1)	Positions Held with AFC(2)	Director Since	Term Expires
Ralph F. Palleschi	68	Director and Chairman of the Board	1996	2017
Monte N. Redman	64	Director, President, Chief Executive Officer and Board Nominee	2011	2015
Gerard C. Keegan	68	Director, Vice Chairman, Senior Executive Vice President, Chief Operating Officer and Board Nominee	1997	2015
John R. Chrin	51	Director	2009	2016
John J. Corrado	53	Director	2012	2016
Brian M. Leeney	65	Director	2009	2016
Patricia M. Nazemetz	65	Director and Board Nominee	2013	2015

(1)	As of the Record Date.
(2)	All directors of AFC also serve as directors of the Bank.

The following table sets forth information regarding the non-director executive officers of AFC.

Name	Age(1)	Positions Held With AFC(1)
Hugh J. Donlon	51	Senior Executive Vice President and Chief Lending Officer
Alan P. Eggleston	61	Senior Executive Vice President and Chief Risk Officer
Frank E. Fusco	51	Senior Executive Vice President and Chief Financial Officer
Josie Callari	62	Executive Vice President
Robert J. DeStefano	56	Executive Vice President
Brian T. Edwards	54	Executive Vice President
Stephen J. Sipola	57	Executive Vice President

(1)	As of the Record Date.

All executive officers of AFC are elected annually and serve until their respective successors have been chosen, subject to their removal as officers at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board. For additional information, see Compensation Discussion and Analysis, referred to as the CD&A, commencing on page 26.

Biographical Information

The following is a brief description of the business experience of the directors, Board Nominees and executive officers for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Exchange Act. Also set forth below for each director and Board Nominee is a description of the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to the conclusion that such person should serve as a director of AFC. In addition, each Board Nominee has been reviewed by the Nominating and Corporate Governance Committee of the Board based upon AFC’s Nominee Qualification Guidelines. For further information regarding AFC’s Nominee Qualification Guidelines, see page 13.

There is no family relationship between any director, Board Nominee or executive officer of AFC. There are no proceedings to which AFC or any of its subsidiaries is a party or of which any of their property is the subject to which any director, officer or affiliate of AFC, any owner of record or beneficially of more than five percent (5%) of any class of AFC voting stock, or any associate of any such director, officer, affiliate or security holder, is a party adverse to AFC or any of its subsidiaries or has a material interest adverse to AFC or its subsidiaries.

Directors and Board Nominees

Monte N. Redman has served as President, Chief Executive Officer and a director of AFC and the Bank since July 2011. He served as President and Chief Operating Officer of AFC and the Bank from August 2007 to June 2011. He served as Executive Vice President and Chief Financial Officer of AFC from December 1997 to August 2007. He served as Senior Vice President, Treasurer and Chief Financial Officer of AFC from its formation in 1993 to 1997. He joined the Bank in 1977. In 1979, he was named Assistant Controller, and, in 1982, Assistant Vice President. Mr. Redman became Vice President and Investment Officer in 1985, was appointed Senior Vice President, Treasurer and Chief Financial Officer in 1989 and was appointed Executive Vice President and Chief Financial Officer in 1997. He is a member of the board of directors of the Federal Home Loan Bank of New York. He serves on the board of directors of the New York Banker’s Association and is the past Chairman and current member of the board of directors of the national Tourette Syndrome Association.

Mr. Redman brings to his position over thirty-seven years of experience with the Bank, with over twenty-five of them as an executive officer, of which for eighteen years he was Chief Financial Officer. As such, he is familiar with all material aspects of the business of AFC and the Bank, their culture and markets. Mr. Redman has been a primary spokesman for AFC with the investing public since AFC’s initial public offering in 1993. He is well versed in the regulatory and other issues facing AFC and its industry.

Mr. Redman has a background in accounting and finance. He has extensive experience managing the Bank through a wide range of interest rate and economic cycles. His executive management experience includes interest rate risk management, strategic and operational planning and the implementation and management of effective operating controls.

Gerard C. Keegan has been Vice Chairman, Senior Executive Vice President, Chief Operating Officer and a director of AFC and the Bank since January 2012. He served as Vice Chairman, Chief Administrative Officer and a director from September 30, 1997, when he joined AFC following the acquisition of The Greater New York Savings Bank, referred to as The Greater, and its merger with and into the Bank, referred to as The Greater Acquisition. He is responsible for the retail banking, business banking, multi-family/commercial real estate lending, residential mortgage lending and marketing areas of the Bank. Prior to joining AFC, Mr. Keegan served from 1991 to 1997 as Chairman, President and Chief Executive Officer of The Greater. From 1988 to 1991, he served as President and Chief Operating Officer of The Greater. He served as a director of The Greater from 1988 to 1997.

Mr. Keegan brings to his position a long history of executive management and leadership service to the Bank and its predecessors. He has extensive experience in the banking industry covering numerous operating areas and a wide variety of economic and interest rate cycles. He has an extensive knowledge of the history of the Bank and the markets in which it operates. He has served in executive management in a predecessor thrift institution and, therefore, has experienced a diversity of corporate cultures. He has experience both at the management level and working day to day in a retail banking setting. He is familiar with the regulatory and other issues facing AFC and its industry. His extensive executive management experience includes, but is not limited to, lending, loan workouts, marketing, sales management and integrating sales incentives with effective operating controls.

John R. Chrin has been a director of AFC and the Bank since December 2009. He serves as Chairman of the Audit Committee of the Board. Since February 2012, he has been a partner in Circle Wealth Management, LLC, a registered investment advisor. From August 2009 through December 2011, Mr. Chrin served as Global Financial Services Executive-in-Residence and Financial Services Laboratory Fellow at Lehigh University. From 1999 until 2009, he served in a variety of capacities with JPMorgan Chase & Co., culminating in his serving as a Managing Director, Financial Institutions Group and co-head of Financial Institutions Mergers and Acquisitions. From 1994 to 1999, he served in a variety of capacities with Merrill Lynch & Co., culminating in his service as Director, Financial Institutions Group. From 1988 to 1994, he served in a variety of capacities with JPMorgan & Co., culminating in his service as a Vice President, Financial Institutions Group. Mr. Chrin also serves as a senior advisor to Century Capital Management, LLC, a Boston based private equity firm, and Aire, Ltd.

Mr. Chrin brings extensive experience in analyzing and valuing financial institutions and assessing their strengths and weaknesses. He has extensive knowledge of the capital markets and of mergers and acquisitions, specifically within the financial services industry. He has an MBA from Columbia University in finance and marketing and has extensive experience in reviewing and assessing the business plans and strategies of numerous financial institutions, both larger and smaller than AFC.

John J. Corrado has been a director of AFC and the Bank since September 2012. He serves as Chairman of the Loan Committee of the Board of Directors of the Bank. Since 1995, he has served as President of Suffolk Bus Corp. and Suffolk Transportation Service, Inc., the largest bus company in Suffolk County, New York. As such, he is responsible for the management and supervision of all operations. From 1988 to 1995, he served as Vice President of Suffolk Bus Corp. From 1986 to 1988, he was employed by the public accounting firm of Deloitte Haskins & Sells, the predecessor of Deloitte LLP. From 2000 to 2014, he was a member of the SUNY Stony Brook Council. Mr. Corrado serves on the executive board of United Way of Long Island, and serves on the boards of directors of NYC COP-SHOT, the Suffolk County Parks Foundation and the Make It Count Foundation.

Mr. Corrado is a certified public accountant. He brings extensive business and financial experience in managing, operating and providing strategic planning for a $100 million business in the Long Island market, as well as extensive community leadership experience focused on the needs of the Long Island region.

Brian M. Leeney has been a director of AFC and the Bank since August 2009. He serves as Chairman of the Enterprise Risk Management Committee of the Board. From 1968 to 2003, Mr. Leeney served in a variety of capacities for Allied Irish Banks and its subsidiary companies. From 2002 to 2003 and from 1996 to 2001, he served as Executive Vice President and Director of Mergers and Acquisitions and as Executive Vice President and General Manager, respectively, of Allied Irish Banks USA. From 2001 to 2002, he served as Chairman and Chief Executive Officer of CCS, Inc., a philanthropic fund raising consulting firm. From 1994 to 1995, he served as Executive Vice President and Head of the Commercial Real Estate Division of First Maryland Bancorp. From 1991 to 1994, he served as Senior Vice President and General Manager of Allied Irish Banks New York and, from 1968 to 1990, he held a variety of positions with Allied Irish Banks in Dublin, Ireland.

Mr. Leeney brings extensive experience in commercial banking, commercial and industrial lending and real estate lending. He has extensive experience in management, strategic planning and operating a large financial institution. He has experience in mergers and acquisitions and in credit, risk management, bank marketing, sales and community outreach efforts.

Patricia M. Nazemetz has been a director of AFC and the Bank since January 2013. She serves as Chair of the Compensation Committee of the Board. Since 2011, she has served as principal of NAZ DEC LLC, a human resources consulting company specializing in executive succession and transition. From 1999 to 2011, she served as Corporate Vice President and Chief Human Resources Officer of Xerox Corporation, overseeing all human resources programs, policies and practices, and providing regular advice and counsel to the CEO and the senior management team. From 1979 to 1999, she worked within the Human Resources Department of Xerox Corporation and was responsible for executive compensation, employee benefits, global pay strategy, workplace diversity and information systems. Ms. Nazemetz served on the board of directors of WMS Industries Inc., a NYSE-listed company, as well as such board’s Compensation Committee and Nominating and Corporate Governance Committee until its acquisition by Scientific Games Corporation in October 2013. She served on the board of directors of the Catholic Health Services of Long Island, where she chaired the Personnel and Benefits Committee and served as a member of the Compensation and Audit Committees. She is a member of the board of trustees of Fordham University and also serves on the board of the Muscular Dystrophy Association. Since March 2015, she has served as a member of the board of directors of YRC Worldwide Inc., a public company, and served as a member of the board of directors of Energy East Corp., a public company, from 2007 to 2008.

Ms. Nazemetz brings extensive experience to all aspects of human resources management, including executive compensation, succession planning, employee benefits, health care and corporate ethics. Ms. Nazemetz has extensive experience as an independent director on the boards of other mid-sized to large public companies.

Ralph F. Palleschi has served as Chairman of the Board and Chairman of the Board of Directors of the Bank since June 2012, and as a director of AFC and the Bank since 1996. He serves as Chairman of the Nominating and Corporate Governance Committee of the Board. In 1983, he co-founded First Long Island Investors, Inc., an investment advisor registered under the Investment Advisers Act of 1940, as amended, and a broker/dealer registered with the SEC. He continues to serve as a director and is President and Chief Operating Officer of its successor companies, First Long Island Investors, LLC and FLI Investors, LLC. From 1993 to 1997, he served as Chief Operating Officer of the New York Islanders hockey team. From 1977 to 1983, he served as Vice President — Finance and Chief Financial Officer of Entenmann’s Inc., a publicly traded food products company. From 1968 to 1977, he was employed by Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP. He is Chairman of the board of trustees of the Variety Child Learning Center and a member of the board of directors of the Viscardi Center.

Mr. Palleschi, a certified public accountant, brings extensive experience in managing, planning and operating a financial services business in the Long Island market. He brings significant experience and knowledge of the equity markets. He has expertise in developing, reviewing and maintaining systems of internal controls and in financial controls, reporting and analysis. He also has experience in the operation of a significant retail products company focused on customer demands.

Executive Officers Who Are Not Directors

Hugh J. Donlon has served as Senior Executive Vice President and Chief Lending Officer of AFC and the Bank since October 2014. He is responsible for the overall management and growth of the Bank’s loan portfolio and lending activities including residential mortgage lending, multi-family/commercial real estate lending and business banking. Prior to joining the Bank, he served as President of the Eastern Region of KeyBank from 2008 to 2014. At KeyBank, he was responsible for eight district teams and 1,800 employees across New York including the metro New York City area, Vermont, Maine and Florida. His responsibilities included KeyBank’s 340 branch retail franchise, business banking, commercial banking, which covered middle market companies with annual revenues up to $500 million, and private banking, which provided investment management, trust and advisory services to high net worth individuals. Prior to joining KeyBank, Mr. Donlon spent 23 years at Citibank in a variety of sales and leadership roles of increasing responsibility in retail, business and commercial banking. These included Sales Director of Citibank F.S.B New Jersey, Executive Vice President of the Commercial Markets Group responsible for Manhattan Commercial Banking and Managing Director of U.S. Business Banking for Citibank North America. He serves on the board of directors of the New York Business Development Corporation and is a member of its Executive Committee.

Alan P. Eggleston, an attorney, has served as Senior Executive Vice President and Chief Risk Officer of AFC and the Bank since January 2012 and Assistant Secretary of AFC and the Bank since January 2014. He served as Secretary of AFC and the Bank from March 2001 to December 2013. He is responsible for the legal, regulatory affairs, enterprise risk management, credit, asset review and compliance areas of AFC and the Bank. He served as Executive Vice President and General Counsel of AFC and the Bank from December 1997 to December 2011. He served as Senior Vice President and General Counsel of AFC from 1996 to 1997. He joined the Bank in 1993 as Vice President and General Counsel. In 1994, he was named Vice President and General Counsel of AFC. In 1995, he became First Vice President and General Counsel of AFC and the Bank. Prior to joining the Bank, he served as an executive officer and counsel to several thrift institutions.

Frank E. Fusco, a certified public accountant, has served as Senior Executive Vice President since January 2012 and as Chief Financial Officer of AFC and the Bank since August 2007. He served as Treasurer of AFC and the Bank from 2007 to 2012. He is responsible for the treasury operations, investments, accounting operations, investor relations, financial, management and tax reporting areas, the financial planning area and the information services area of the Bank and AFC. He joined the Bank in 1989. He served as Assistant Vice President from 1990 to 1992, as Vice President from 1992 to 1994, as First Vice President from 1994 to 1997, as Senior Vice President and Treasurer from 1997 to 2007, as Executive Vice President, Treasurer and Chief Financial Officer from 2007 to 2011. He served in the same positions with AFC commencing in 1993. Prior to joining the Bank, Mr. Fusco was employed as an auditor by Peat, Marwick, Mitchell & Co., predecessor to KPMG LLP, and as an officer of another thrift institution.

Josie Callari has served as Executive Vice President and Chief Support Services Officer of AFC and the Bank since January 2012. She is responsible for the human resources, general services, facilities and security areas of AFC and the Bank. She served as Senior Vice President and Director of Banking Operations of the Bank from December 1997 to December 2011. Ms. Callari joined the Bank in December 1975 and held various positions in the retail branch network until 1987. From December 1987 to 1989 she served as Assistant Vice President, Operations and Product Development. She served as First Assistant Vice President, Retail Operations and Support from 1989 to 1993, and as Vice President, Retail Operations and Support from December 1993 to December 1997. Ms. Callari serves on the corporate committees of the Association for the Help of Retarded Children and the School for Language and Communication Development.

Robert J. DeStefano has served as Executive Vice President and Chief Information Officer of AFC and the Bank since January 2012. He served as Senior Vice President and Chief Information Officer of the Bank from December 1997 to January 2012. He is responsible for the implementation of information technology strategies throughout the organization. He joined the Bank in 1986. From 1986 to 1992 he held various positions in the Internal Audit Department, including Assistant Vice President and Information Technology Manager. In 1993, he was appointed Vice President and Director of the Information Services Department. Mr. DeStefano holds several business and technical certifications from the Information Services Audit and Control Association and the Certified Fraud Examiners Association. He is a member of the Association of Information Technology Professionals, the Contingency Planning Exchange and the Wall Street Technology

Association. He has held past positions as Vice President and a member of the Board of Governors of the Long Island Chapter of the Institute of Internal Auditors, member of Verizon’s Customer Advisory Board, member of the International Information Security Consortium, and member of the board of directors of Mercy Haven, Inc. Prior to joining the Bank, Mr. DeStefano held positions with several financial institutions.

Brian T. Edwards has served as Executive Vice President of AFC and the Bank, and Managing Director of the Retail Banking Group of the Bank, since January 2012. He is responsible for the retail banking, marketing, public relations, product management, banking operations and corporate education areas of the Bank. Mr. Edwards served as Senior Vice President and Director of Marketing and Public Relations of the Bank from December 2000 to December 2011. He joined the Bank in 1998 as First Vice President. Prior to joining the Bank, Mr. Edwards was employed as a senior officer at two commercial banks, and held marketing and sales management positions with the New York Islanders and in the consumer packaged goods industry. He serves as Vice Chairman of the board of directors of SCO Family of Services in New York and is a member of the Education Assistance Corporation of Long Island board of directors, and is the past Chairman and President and a current board member of the Advancement for Commerce, Industry and Technology of Long Island.

Stephen J. Sipola has served as Executive Vice President of AFC and the Bank, and Managing Director of the Bank’s Business Banking Group, since January 2013. He served as Senior Vice President and Director of Business Banking of the Bank from April 2011 to December 2012. Mr. Sipola is responsible for the Business Banking Group’s new business development, loan operations and treasury management products and services. Prior to joining the Bank in 2011, Mr. Sipola was employed as a Senior Vice President at North Fork Bank and its successor, Capital One Bank from March 2003 to April 2011 with responsibilities that included sourcing and underwriting loans for middle market companies in the New York metropolitan area. At Capital One Bank, he supervised a portfolio of middle market customers with loan commitments in excess of $1 billion. He served as a Vice President at The Bank of New York from March 1993 to March 2003, with responsibilities in the Small Business, Middle Market and Marine Transportation Divisions. Prior to 1993, he held several positions in the Business Banking Division of Manufacturer’s Hanover Trust Company. Mr. Sipola is a Council Member of the Tilles Center and a member of the board of directors of the American Heart Association on Long Island and the Long Island Association. He has previously served on the board of directors of the Outreach Project, The Long Island Home, and the Advancement for Commerce, Industry and Technology of Long Island.

Director Independence

As required by the New York Stock Exchange, referred to as the NYSE, Listed Company Manual, the Board has determined that at least a majority of the current directors of AFC are independent. Specifically, the Board has determined that, with the exception of Mr. Keegan and Mr. Redman, all directors of AFC and the Board Nominees are independent and that those directors who serve on the Compensation Committee are independent. Mr. Keegan and Mr. Redman have been determined not to be independent due to their positions as current executive officers of AFC and the Bank.

With regard to individuals who served as a director of AFC during 2014, but who are not current directors of AFC, the Board has determined that Jane D. Carlin and Peter C. Haeffner, Jr. were both independent.

In addition to utilizing the specific independence standards set forth in Section 303A of the NYSE Listed Company Manual, the Board has adopted Director Independence Standards, a copy of which are posted on AFC’s Investor Relations website under the heading “Corporate Governance” at http://ir.astoriabank.com. The Director Independence Standards are intended to supplement the NYSE independence standards and to cover three specific situations: (i) directors who obtain routine banking services from the Bank; (ii) donations by AFC or the Bank to charities with which directors are associated; and (iii) direct or indirect payments for services by executive officers to companies with whom directors are affiliated made under circumstances where the payments, if made by AFC for services rendered to AFC, would not impair the directors’ independence pursuant to the NYSE Listed Company Manual.

During its review of director independence for each Board Nominee and other members of the Board that have been identified as independent, the Board considered transactions and relationships between each director or any member of his or her immediate family and AFC and its subsidiaries, affiliates and equity investors, including those reported under Transactions with Certain Related Persons commencing on page 17. The Board also examined transactions and relationships between directors or their affiliates and members of executive management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Specifically, with respect to the directors determined to be independent, the Nominating and Corporate Governance Committee and the Board considered the following transactions and relationships:

i)	the deposit relationships maintained, either directly or indirectly, by Ms. Nazemetz and Mr. Corrado with the Bank, including those deposit relationships which exceeded FDIC deposit insurance limitations.

In addition, the Nominating and Corporate Governance Committee and the Board annually review the charitable contributions made by the Bank and determined that no contributions were made of sufficient size to impair the independence of any director who may be affiliated with such charities.

Board Leadership Structure

The position of Chairman of the Board is held by Mr. Palleschi, an independent director. As the Chairman of the Board, Mr. Palleschi provides leadership to the Board and works with the Board and executive management to define the Board’s structure and coordinate its activities in the fulfillment of its responsibilities. In addition, he presides over periodic executive sessions of the independent directors of the Board, coordinates the agenda for meetings of the independent directors, serves as a liaison between the independent directors and management and outside advisors, and makes periodic reports to the Board regarding the recommendations of the independent directors.

Mr. Redman serves as President and Chief Executive Officer. As such, he has general charge, supervision and management of the business affairs of AFC, and is responsible for assuring that policy decisions of the Board are implemented as adopted. He, in conjunction with the Board, is responsible for the development and implementation of AFC’s strategic plan and in exploring other growth opportunities.

The independent directors periodically review AFC’s leadership structure and believe, as a general matter, that the current Board leadership structure is appropriate for AFC. While the Corporate Governance Guidelines permit the positions of Chairman and Chief Executive Officer to be combined, the Board believes that continuing the separation of the Chairman and Chief Executive Officer functions will allow Mr. Redman to focus his attention on guiding AFC and the Bank through the current difficult operating environment and enhancing their performance, while a separate Chairman can devote full attention to Board leadership functions.

Oversight of Risk Management

In 2011, the Board established a dedicated Enterprise Risk Management Committee. The Enterprise Risk Management Committee consists of all independent directors, with Mr. Leeney serving as Chairman. In December 2011, the Board established a dedicated Chief Risk Officer position and appointed Mr. Eggleston, a senior executive officer, to fill this role. In addition to overseeing the enterprise risk management function, the Chief Risk Officer oversees AFC’s other significant risk control areas, including the Compliance, Credit, Asset Review, Regulatory Affairs and Legal Departments.

The Board, through the Enterprise Risk Management Committee, exercises its role in AFC’s risk oversight process by receiving regular reports from executive and senior management concerning, among other things, the development and maintenance of appropriate risk tolerances, AFC’s strategic and capital plans, and other areas of material risk to AFC including but not limited to operational, compliance and regulatory risk. These reports allow the Board and the Enterprise Risk Management Committee to understand and direct necessary adjustments to AFC’s risk appetite framework, risk appetite statement, risk limits and risk mitigation strategies. The Board, primarily through the Enterprise Risk Management Committee and the Audit Committee, reviews and oversees the implementation of all actions contained in communications between AFC and the Bank and the various regulatory authorities which oversee their operations. The Enterprise Risk Management Committee annually reviews and approves AFC’s risk management policy which outlines material risks facing AFC and the Bank, and specifies the manner in which such risks are managed.

Identifying and Evaluating Nominees for Director

The Board has adopted, and at least annually reviews and approves, Nominee Qualification Guidelines, for use by the Nominating and Corporate Governance Committee in evaluating all potential nominees, and Corporate Governance Guidelines, which set forth, among other matters, Board composition and director qualification standards. Although the Board does not have a separate diversity policy, among the matters reviewed are the candidate’s integrity, maturity and judgment, experience, collegiality, expertise, diversity, commitment and independence. With respect to the review of a candidate’s diversity, the Nominee Qualification Guidelines state that candidates should be sufficiently diverse to provide a range of perspectives representative of the interests of the constituencies served or to be considered from time to time by the Board, including, but not limited to, our shareholders, the communities and customers we serve and our employees. The Nominating and Corporate Governance Committee considers diversity inclusive of, but not limited to, race, gender, ancestry and thought, which is an important ingredient in the maintenance of an appropriate range of perspectives. Copies of the Nominee Qualification Guidelines and the Corporate Governance Guidelines are available on AFC’s Investor Relations website at http://ir.astoriabank.com under the heading “Corporate Governance.” Printed copies may also be requested by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address set forth on page 1 of this Proxy Statement.

The Board has also implemented a procedure for evaluating the performance of the Board, each of its committees and each of its directors. The evaluation of directors is considered and reviewed by the Nominating and Corporate Governance Committee in considering the nomination of existing directors.

If a shareholder presents a potential nominee, the shareholder will be encouraged to provide information that is responsive to the Nominee Qualification Guidelines to assist the Nominating and Corporate Governance Committee in evaluating proposed nominees, including the specific experience, qualifications, attributes or skills that led the shareholder to conclude that the potential nominee should serve as a director. Such nominations and related information will be considered and reviewed by the Nominating and Corporate Governance Committee. All nominees, including incumbent directors, Board nominees and shareholder nominees, will be evaluated in the same manner by the Nominating and Corporate Governance Committee.

The Charter of the Nominating and Corporate Governance Committee authorizes the Committee to utilize the services of search firms at the Nominating and Corporate Governance Committee’s discretion.

Pursuant to the Corporate Governance Guidelines adopted by the Board, all newly elected Board members are required, at the time of their initial election to the Board, to have an investment in AFC Common Stock. Prior to 2013, directors were expected to maintain beneficial ownership in non-derivative shares of AFC Common Stock equal to at least 3,000 shares, with a three year phase-in period for new directors. Beginning in 2013, directors are expected to maintain beneficial ownership in non-derivative shares of AFC Common Stock equal in value to two times the combined annual cash retainer of AFC and the Bank or 15,000 shares, whichever is greater. There is a three year phase-in period for new directors and for directors to transition from the prior requirement to the new requirement. All directors and Board Nominees satisfy the current investment requirement.

For a description of the procedures to be followed by shareholders in submitting director nominations and related information, see Shareholder Proposals and Notice of Business to be Conducted at an Annual Meeting, both commencing on page 54.

Committees and Meetings of the Board

The Board meets on a monthly basis and may have additional special meetings upon the request of the Chairman, the President or one-third ( 1/3) of the directors then in office. During the fiscal year ended December 31, 2014, the Board met thirteen (13) times. No incumbent director attended less than seventy five percent (75%) of the total number of meetings held by the Board and its committees on which such director served.

In addition, the independent directors of AFC met four (4) times during 2014. Such meetings are presided over by Mr. Palleschi.

The Board has established four (4) standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee, the Audit Committee, which is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and the Enterprise Risk Management Committee. Copies of the Compensation Committee’s Charter, the Nominating and Corporate Governance Committee’s Charter, the Audit Committee’s Charter and the Enterprise Risk Management Committee’s Charter, as well as AFC’s Bylaws, are posted on AFC’s Investor Relations website at http://ir.astoriabank.com under the heading “Corporate Governance.” Shareholders may request a printed copy of each such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or writing to AFC’s address specified on page 1 of this Proxy Statement.

Compensation Committee

The Compensation Committee consists of Ms. Nazemetz, as Chair, Mr. Chrin, Mr. Leeney and Mr. Palleschi. The function of the Compensation Committee is to carry out the duties and responsibilities set forth in the Charter of the Compensation Committee, including but not limited to, (i) discharging the responsibilities of the Board relating to AFC’s compensation and benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans; (ii) preparing an annual Compensation Committee Report as required by the SEC, to be included in AFC’s annual proxy statements (see page 26); and (iii) otherwise assisting the Board in its oversight responsibilities with respect to the human resources, compensation and benefits activities of AFC and its subsidiaries. The Compensation Committee administers the 2014 Astoria Financial Corporation Executive Officer Annual Incentive Plan, referred to as the Executive Incentive Plan, establishes target incentives and goals, and reviews performance relative to such goals pursuant to the Executive Incentive Plan. The Compensation Committee also administers the 2014 Amended and Restated Stock Incentive Plan for Officers and Employees of AFC, referred to as the 2014 Stock Incentive Plan, which amended and restated the 2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and Employees of AFC, referred to as the 2005 Stock Incentive Plan, including the granting of various forms of equity compensation pursuant to the 2005 Stock Incentive Plan and the 2014 Stock Incentive Plan. The Committee also administers the 1999 Stock Option Plan for Outside Directors of Astoria Financial Corporation, referred to as the 1999 Directors Option Plan, and the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan, referred to as the 2007 Director Stock Plan. The Compensation Committee meets as needed and met nine (9) times during 2014.

The Compensation Committee has the authority to establish compensation levels, performance goals and other significant terms of employment for the executive officers and it annually reviews director compensation. As a matter of practice, the actions of the Compensation Committee with respect to executive officer compensation and recommendations the Compensation Committee may make with respect to director compensation are reviewed by the Board at the next regular Board meeting for ratification and approval. The Compensation Committee may not delegate its authority except to a subcommittee of the Compensation Committee. The Compensation Committee is responsible for reviewing the results of each non-binding advisory vote on executive officer compensation, and considering whether to make any responsive adjustments to AFC’s executive compensation policies and practices. All members of the Compensation Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual, including those requirements specific to members of a compensation committee of a listed company’s board of directors. For a discussion of director independence, see Director Independence commencing on page 11.

Recommendations to the Compensation Committee of AFC with respect to executive and non-executive officers’ salaries and other compensation components are presented by Mr. Redman, other executive officers and Human Resources management. Recommendations concerning non-executive officer compensation are developed based in large part upon input from the executive officer to whom such officers report. Mr. Redman also provides insight to the Compensation Committee regarding his performance and that of the other officers of AFC, both executive and non-executive. Mr. Redman does not participate in the Compensation Committee’s deliberations or approval of compensation issues relating to his own compensation.

During 2014, Mr. Redman, Mr. Eggleston and Ms. Callari, attended meetings of the Compensation Committee and assisted the Compensation Committee in the performance of its responsibilities relative to director and executive compensation. The significant matters discussed with the Compensation Committee by management were the following:

i)	proposed salary levels for all officers of AFC and the Bank;
ii)	AFC’s actual performance for 2013 and its projected performance for 2014;
iii)	proposed long term incentive compensation terms and performance metrics for 2015;
iv)	equity grant awards made to directors and officers in February 2014 and the methodology used to calculate such awards;
v)	levels of director compensation;
vi)	the Compensation Committee Report and CD&A contained in AFC’s May 21, 2014 Proxy Statement;
vii)	the Executive Incentive Plan and the 2014 Stock Incentive Plan which were presented to and approved by AFC’s shareholders at the Annual Meeting of Shareholders held on May 21, 2014;
viii)	retention of a consulting firm to evaluate and make recommendations regarding a company-in-transition type of incentive, director compensation and executive compensation;
ix)	the Bank’s recruiting policies and practices;
x)	medical insurance funding method for 2015;
xi)	the level of contribution for the 401(k) Plan for 2015;
xii)	proposed salary and compensation budget and salary guidelines for 2015;
xiii)	officer promotions;
xiv)	various grants of restricted stock to senior officers; and
xv)	approval of executive officer employment contract extensions.

Officers attend Compensation Committee meetings only at the invitation of the Compensation Committee. It is generally the practice of the Compensation Committee to meet in executive session following management participation in meetings to allow time for discussion without management present.

In addition, members of the Compensation Committee are provided unrestricted access to all officers of AFC and the Bank throughout the year. AFC and its executive management do not monitor or maintain records regarding the frequency or subject matter of such contacts.

The Compensation Committee, from time to time, retains a compensation consultant to review executive officer and director compensation.

In September 2012, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC, referred to as Pearl Meyer, a compensation consultant which also had been retained by the management of AFC and the Bank. The Compensation Committee considered whether any conflict would result from Pearl Meyer’s retention by management and concluded that none existed. Pearl Meyer was asked, with respect to this engagement, to examine the structure of both the short term and long term incentive plans and recommend changes to each. Pearl Meyer was retained again in October 2012 to conduct a review of the compensation of the executive officers for 2013, including the executive officers named in the Summary Compensation Table. The only instruction beyond the scope of these engagements was to direct that a preliminary draft of their report would, in each case, be simultaneously delivered to both the Chairman of the Compensation Committee and to management. This process was established to ensure that the consultants were free from any interference from management in presenting their conclusions to the Compensation Committee’s representative and so that management would be provided with an opportunity to review the report so that any errors or inaccuracies could be corrected by the consultants before a final report was presented to the Compensation Committee. Pearl Meyer concluded that the short term incentive plan is generally consistent with AFC’s peer group in that, with certain exceptions based upon departmental job responsibilities, payouts are tied to the financial performance of AFC. With respect to the long term incentive plan, Pearl Meyer recommended that consideration be given to adding a performance based component to the program along with the then current time based component. That recommendation was implemented in 2013. The peer group utilized for the short term and long term incentive plan studies included Flushing Financial Corporation, First Niagara Financial Group, Inc., Huntington Bancshares Incorporated, Hudson City Bancorp, Inc., Provident Financial Services, Inc., Signature Bank, TCF Financial Corporation, Valley National Bancorp, Washington Federal, Inc., Webster Financial Corporation and Zion Bancorporation. See the discussion under Equity-Based Compensation commencing on page 32 regarding the implementation of this recommendation in 2013. Pearl Meyer concluded with respect to executive compensation that overall, the compensation of the executive officers is consistent with market practice. The peer group utilized in connection with the review of executive compensation included the following entities, in addition to those included in the peer group utilized in connection with the short term and long term incentive plan studies: New York Community Bancorp, Inc. and People’s United Financial, Inc. See the discussion under Base Salary commencing on page 29 for additional information regarding the base salaries of the Named Executives.

The Compensation Committee did not retain any consultants during 2013 to review matters pertaining to compensation.

In October 2014, the Compensation Committee again retained the services of Pearl Meyer, who had also been retained by the management of AFC and the Bank, to provide annual incentive performance metrics used by peers in connection with the compensation of executive officers and to conduct a market assessment of the non-employee director compensation program. The Compensation Committee again considered whether any conflict would result from Pearl Meyer’s retention by management and concluded that none existed. Pearl Meyer concluded that the incentive metrics utilized by the Bank have been historically similar to those used by the Bank’s peers, however they further noted that during the past year several higher growth banks, similar in size to the Bank, commenced utilizing growth related metrics, including but not limited to return on equity, return on assets and growth relative to peers. Pearl Meyer provided three basic designs relating to changes they recommended the Bank make to its incentive metrics and/or targets. Their recommendations are being considered for 2015. With respect to the non-employee director compensation program, Pearl Meyer concluded that the structure of the non-employee director compensation program, noting the split between equity and cash AFC provides to each non-employee director, is generally consistent with AFC’s peer group and that, overall, the compensation of non-employee directors is consistent with market practice. No changes to the non-employee director compensation program were made since the compensation was determined to be competitive to the Bank’s peers. See the discussion under Director Compensation commencing on page 22 for additional information regarding director compensation. The peer group utilized for these studies consisted of 13 companies with median assets and revenues of $18.5 billion and $734 million, respectively, including BankUnited, Inc., First Niagara Financial Group, Inc., Fulton Financial Corporation, Investors Bancorp Inc., New York Community Bancorp Inc., National Penn Bancshares Inc., People’s United Financial Inc., Signature Bank, TCF Financial Corporation, Valley National Bancorp., Webster Financial Corporation and UMB Financial Corp. For further information regarding the role of the executive officers in determining or recommending the amount and form of executive officer and director compensation and the role and identity of compensation consultants utilized and the nature of the assignments undertaken, see Compensation Committee Interlocks and Insider Participation commencing on page 21, Director Compensation commencing on page 22 and the CD&A commencing on page 26.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Palleschi, as Chairman, Mr. Leeney and Ms. Nazemetz. The function of the Nominating and Corporate Governance Committee is to carry out the duties and responsibilities set forth in the Charter of the Nominating and Corporate Governance Committee, including but not limited to, (i) assisting the Board in identifying individuals qualified to become Board members; (ii) recommending to the Board nominees for election to the Board; (iii) reviewing nominations for election to the Board made by shareholders of AFC pursuant to Article I, Section 6(c) of AFC’s Bylaws; (iv) assisting the Board in developing and implementing a process to assess the effectiveness of individual Board members and of the Board and its committees collectively; (v) advising the Board with respect to Board and committee composition and procedures; (vi) developing, recommending to the Board and annually reviewing AFC’s Corporate Governance Guidelines; and (vii) otherwise carrying out the duties, goals and responsibilities assigned to the Nominating and Corporate Governance Committee pursuant to AFC’s Bylaws, the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter. The Nominating and Corporate Governance Committee meets as needed and met two (2) times during 2014. All members of the Nominating and Corporate Governance Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 11.

Audit Committee

The Audit Committee consists of Mr. Chrin, as Chairman, Mr. Corrado, Ms. Nazemetz and Mr. Palleschi. The function of the Audit Committee is to oversee the accounting and financial reporting processes of AFC and audits of the financial statements of AFC and to carry out the duties and responsibilities set forth in the Charter of the Audit Committee, including but not limited to, (i) assisting Board oversight of: (a) the integrity of AFC’s financial statements, (b) AFC’s compliance with certain legal and financial regulatory requirements, (c) the qualifications and independence of AFC’s independent registered public accounting firm, and (d) the performance of AFC’s independent registered public accounting firm and the internal audit function; (ii) preparing an Audit Committee report as required by the SEC to be included in AFC’s annual proxy statements (see page 53); and (iii) performing such other functions as shall be assigned to the Audit Committee by the Board. The Audit Committee also reviews (1) the scope and results of the audits and reviews performed by AFC’s internal auditor and AFC’s independent registered public accounting firm, (2) the internal controls and accounting systems and policies of AFC, (3) the basis for certain reports to the Bank’s regulatory authorities, and (4) certain reports of examination of AFC and the Bank or other communications issued by the Board of Governors of the Federal Reserve System, referred to as the Federal Reserve, the Office of the Comptroller of the Currency, referred to as the OCC, or other regulatory authorities. The Board has determined that Mr. Chrin is an “audit committee financial expert,” as defined by the rules and regulations of the SEC and the NYSE Listed Company Manual. All members of the Audit Committee have been determined by the Board to be independent as defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 11. While the Board has not directly limited the number of audit committees of other public companies on which an Audit Committee member may sit, the Board has limited, within AFC’s Corporate Governance Guidelines, Board member service on the boards of directors of other public companies to no more than two other boards of directors. The Audit Committee meets, at a minimum, on a quarterly basis, and met eight (8) times during 2014. For additional information regarding Audit Committee activities, see Report of the Audit Committee commencing on page 53.

Transactions with Certain Related Persons

AFC maintains a written policy, which is set forth in its Code of Business Conduct and Ethics, detailing its approval process for related party transactions. Under the written policy, loans and extensions of credit by the Bank to directors and executive officers of AFC must be approved by the Bank’s Board. The written policy also mandates that the following business dealings must be approved by the Board, with any officer or director who is interested or related to the interested party refraining from participating in the consideration or determination of the matter: (i) any transaction to purchase or lease from, jointly own with, or sell or lease to, a related party real or personal property, directly or indirectly; (ii) the use of AFC’s personnel, facilities, or real or personal property for other than AFC’s benefit; (iii) the payment by AFC of commissions and/or fees, including, but not limited to, brokerage commissions or investment banking, management, consulting, architectural or legal fees; and (iv) service agreements. These business dealings may only be entered into if the transaction is for the benefit of AFC, and not merely an accommodation for the director, officer, or interested party, and if the transaction is determined to be on terms not more favorable to the director, officer or interested party than would be available in an arms-length transaction. The Code of Business Conduct and Ethics is posted on AFC’s Investor Relations website at http://ir.astoriabank.com under the heading “Corporate Governance.” Shareholders may request a printed copy of such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or writing to AFC’s address specified on page 1 of this Proxy Statement.

AFC does not engage in loan transactions with its directors or executive officers or members of their families or in loan or other transactions with holders of five percent (5%) or more of the shares of any class of its common stock, other than through the Bank as described below.

The Bank is a federally chartered savings and loan association and engages in the lending business. All loan transactions between the Bank and the directors and executive officers of AFC or the Bank, members of their families, and holders of five percent (5%) or more of the shares of any class of AFC’s stock, and affiliates thereof, have been made either in accordance with the Bank’s Employee & Director Mortgage Loan Policy, discussed more fully below, or:

i)	were made only in the ordinary course of AFC’s and the Bank’s businesses;
ii)	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to AFC or the Bank; and
iii)	did not involve more than the normal risk of collectability or present other unfavorable features.

As noted above, the Bank maintains an Employee & Director Mortgage Loan Policy. Pursuant to the Employee & Director Mortgage Loan Policy, all full time employees, officers and directors of the Bank in good standing and having at least three months of continuous service are eligible to obtain discounts on certain mortgage loans provided by the Bank. The discount is available only on loans secured by the participant’s owner-occupied, primary residence. The discount is not available on mortgage loan products which are not intended to be held in portfolio by the Bank. The loans must, in all respects, satisfy all normal underwriting parameters applicable to non-affiliated customers. Such loans may not involve more than the normal risk of collection or present other unfavorable features.

For eligible mortgage loans, the following discounts are provided:

i)	discount/origination fees, up to a maximum of 2% of the loan amount, if applicable, are waived at closing;
ii)	underwriting and document preparation fees, if applicable, are waived at closing; and
iii)	the interest rate is adjusted as follows:
a)	on fixed rate mortgage loans, the applicable interest rate is lowered by 0.50%;
b)	on adjustable rate mortgage loans, both the initial rate and the margin used on future rate adjustments are reduced by 0.50%.

Once a discounted mortgage loan is obtained, it may be refinanced through use of the Bank’s refinance programs once within the first ten years and the discounts will continue to be available. After ten years, the property can be refinanced one time with new discounts applied.

The interest rate discounts continue to apply so long as the participant continues in the service of the Bank, or after the participant ceases service due to disability or retirement at or after age 55 with at least ten years of service. In the event of death, the benefit is available to the participant’s spouse for as long as the spouse occupies the principal residence. Upon retirement, no discounts are allowed on refinances of any kind or if a new primary residence is purchased.

The following directors and executive officers have received the benefit of interest rate or other discounts during 2014 as specified in the Bank’s Employee & Director Mortgage Loan Policy:

Name	Interest Rate Payable on Indebtedness (%)(1)		Highest Aggregate Amount of Indebtedness Outstanding since January 1, 2014 ($)	Principal Balance Outstanding as of the Record Date ($)	Amount of Principal Paid on Indebtedness during 2014 ($)	Amount of Interest Paid on Such Indebtedness during 2014 ($)
Robert J. DeStefano	2.500		331,372	0	331,372	8,423
Brian T. Edwards	3.000	(2)	315,783	0	11,857	9,769
Alan P. Eggleston	3.500		161,695	145,562	12,850	5,454
Frank E. Fusco	2.375		175,974	165,118	8,658	4,086
Gerard C. Keegan	3.125		408,944	0	408,944	11,296
Monte N. Redman	3.500		371,147	337,046	27,162	12,557

(1)	The interest rates reflected in this table are the rates in effect as of December 31, 2014.
(2)	Mr. Edwards’ loan is an adjustable rate mortgage loan as to which the interest rate adjusted, according to the loan’s terms, in 2014.

All loans outstanding to the directors, Board Nominees or executive officers of AFC or members of their immediate families were made in conformity with the Bank’s policies in this regard and have not been classified as non-accrual, past due, restructured or potential problem loans. All such loans are subject to and comply with the insider lending restrictions of Section 22(h) of the Federal Reserve Act (12 U.S.C. 375b).

Except as described above, there have been no transactions since January 1, 2014, and there are no currently proposed transactions, in which AFC was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Security Ownership of Management

The following table sets forth information concerning the interests in equity securities of AFC as of the Record Date of each director and Board Nominee of AFC, each executive officer named in the Summary Compensation Table, referred to as Named Executives, and all directors and executive officers of AFC as a group. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding. Holders of AFC’s Depositary Shares are not entitled to vote at the Annual Meeting.

Name of Beneficial Owner	Class of Securities	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Monte N. Redman	Common Stock	894,018	(3)(4)
Gerard C. Keegan	Common Stock	360,168	(3)(5)
John R. Chrin	Common Stock	109,524	(6)
	Depositary Shares	4,658	(6)
John J. Corrado	Common Stock	61,100	(7)
Brian M. Leeney	Common Stock	29,021	(8)
Patricia M. Nazemetz	Common Stock	16,400	(9)
Ralph F. Palleschi	Common Stock	91,320	(10)
Alan P. Eggleston	Common Stock	381,507	(3)(11)
Frank E. Fusco	Common Stock	400,853	(3)(12)
Hugh J. Donlon	Common Stock	85,161	(13)
All directors, Board Nominees and executive officers as a group (14 persons)	Common Stock	10,777,763	(3)(14)	10.74
All directors, Board Nominees and executive officers as a group (14 persons)	Depositary Shares	4,658

(1)	Except as otherwise indicated, each person listed has sole voting and investment power with respect to the shares of AFC Common Stock indicated.
(2)	Except as otherwise indicated, the percent of class beneficially owned does not exceed one percent (1.00%).
(3)	Messrs. Redman, Keegan, Eggleston and Fusco are among the trustees and members of the Plan Committees. The Plan Committees are each composed of the same five individual members, all executive officers. The shared membership of the Plan Committees may constitute an arrangement or relationship that results in indirect beneficial ownership by each of them under Rule 13d-3(a) of the Exchange Act of those shares beneficially owned by each of the others. Each of the trustees and members of the Plan Committees disclaims membership in a group and affirms that they have not agreed to act together with any of the others for any purpose of acquiring, holding, voting or disposing of the AFC Common Stock. Each of the Plan Committees acts by majority vote of their five members and no member of any of the Plan Committees may act individually to vote or dispose of shares of the AFC Common Stock by means of their membership in any or all of the Plan Committees. The Plan Committees claim sole voting and dispositive power with respect to 928,472 shares of AFC Common Stock and shared voting and dispositive power with respect to 7,423,588 shares of AFC Common Stock as of December 31, 2014. The amount shown for all directors, Board Nominees and executive officers as a group includes 8,352,060 shares beneficially owned by the Plan Committees. See Security Ownership of Certain Beneficial Owners commencing on page 4.
(4)	Included are 9,464 shares of AFC Common Stock as to which Mr. Redman has shared voting and investment power, 141,768 shares of AFC Common Stock as to which he has sole voting and no investment power and 91,570 shares of AFC Common Stock as to which he has shared voting and sole investment power. Mr. Redman has pledged 555,990 shares of AFC Common Stock pursuant to a margin account arrangement. The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(5)	Included are 173,932 shares of AFC Common Stock as to which Mr. Keegan has shared voting and investment power, 43,448 shares of AFC Common Stock as to which he has sole voting and no investment power and 43,035 shares of AFC Common Stock as to which he has shared voting and sole investment power.
(6)	Included are 95,124 shares of AFC Common Stock as to which Mr. Chrin has shared voting and investment power and 14,400 shares of AFC Common Stock as to which he has sole voting and no investment power. Also included are 4,658 Depositary Shares, each representing a 1/40th interest in Preferred Stock, as to which Mr. Chrin has sole voting and investment power but which by their terms may only be voted under certain limited circumstances which are not present in connection with the Annual Meeting. Mr. Chrin has pledged 86,503 shares of AFC Common Stock and 4,658 Depositary Shares pursuant to a margin account arrangement. The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.
(7)	Included are 44,700 shares of AFC Common Stock as to which Mr. Corrado has shared voting and investment power and 16,400 shares of AFC Common Stock as to which he has sole voting and no investment power.
(8)	Included are 14,400 shares of AFC Common Stock as to which Mr. Leeney has sole voting and no investment power. Mr. Leeney has pledged 6,000 shares of AFC Common Stock pursuant to a margin account arrangement. The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.
(9)	Included are 16,400 shares of AFC Common Stock as to which Ms. Nazemetz has sole voting and no investment power.
(10)	Included are 64,920 shares of AFC Common Stock as to which Mr. Palleschi has shared voting and investment power and 14,400 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Palleschi has pledged 64,920 shares of AFC Common Stock pursuant to a margin account arrangement. The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.
(11)	Included are 236,992 shares of AFC Common Stock as to which Mr. Eggleston has shared voting and investment power, 37,956 shares as to which he has sole voting and no investment power and 81,848 shares as to which he has shared voting and sole investment power. Mr. Eggleston has pledged 236,992 shares of AFC Common Stock pursuant to a margin account arrangement. The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.
(12)	Included are 1,200 shares of AFC Common Stock as to which Mr. Fusco has shared voting and investment power, 37,198 shares of AFC Common Stock as to which he has sole voting and no investment power and 57,408 shares as to which he has shared voting and sole investment power. Mr. Fusco has pledged 61,345 shares of AFC Common Stock pursuant to a margin account arrangement. The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.
(13)	Included are 85,161 shares of AFC Common Stock as to which Mr. Donlon has sole voting and no investment power.
(14)	Included are 8,173,520 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers, as a group, have shared voting power, 8,173,520 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers as a group, have shared investment power, and 475,079 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers, as a group, have no investment power.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Ms. Nazemetz, as Chair, Mr. Chrin, Mr. Leeney and Mr. Palleschi. All such members of the Compensation Committee served throughout 2014. No individual who served on the Compensation Committee in 2014 is a current or former officer or employee of AFC or the Bank.

There were no transactions or relationships involving members of the Compensation Committee requiring disclosure in this Proxy Statement. During 2014, none of AFC’s executive officers served as a director or member of the compensation committee (or equivalent body) of another entity where a director or member of AFC’s Compensation Committee served as an executive officer or director.

Director Compensation

The following section sets forth information regarding director compensation.

Directors’ and Other Fee Arrangements

All non-employee directors of AFC except Mr. Palleschi receive an annual retainer of $22,000. No additional fees for attendance at Board meetings are paid. All members of the Board also serve as directors of the Bank. All non-employee directors of the Bank, except Mr. Palleschi, receive an annual retainer of $44,000. No additional fees for attendance at Bank Board of Directors meetings are paid. Mr. Palleschi, who became Chairman of the Board and Chairman of the Board of Directors of the Bank effective June 20, 2012, receives a total annual retainer of $250,000 for service as Chairman of the Board and Chairman of the Board of Directors of the Bank. He does not receive any other per meeting fees, retainers or fees for serving on any of the committees of either the Board or the Board of Directors of the Bank. The Chairman of the Audit Committee of AFC and the Bank receives an additional annual retainer of $15,000 in the aggregate and all members of the Audit Committee, with the exception of Mr. Palleschi, receive a $1,000 fee per Audit Committee meeting attended. As Chairman of the Nominating and Corporate Governance Committee of AFC and the Bank, Mr. Palleschi does not receive any additional annual retainer or per meeting fees. All other members of the Nominating and Corporate Governance Committee receive a $1,000 fee per Nominating and Corporate Governance Committee meeting attended. The Chair of the Compensation Committee of AFC and the Bank receives an additional annual retainer of $15,000 in the aggregate and all members of the Compensation Committee, with the exception of Mr. Palleschi, receive a $1,000 fee per Compensation Committee meeting attended. The Chairman of the Enterprise Risk Management Committee of AFC and the Bank receives an additional annual retainer of $15,000 in the aggregate and all members of the Enterprise Risk Management Committee, with the exception of Mr. Palleschi, receive a $1,000 fee per Enterprise Risk Management Committee meeting attended. The Chairman of the Loan Committee of the Bank receives an additional annual retainer of $15,000 in the aggregate and all members of the Loan Committee, with the exception of Mr. Palleschi, receive a $1,000 fee per Loan Committee Meeting attended. Each non-employee director who serves on the Bank’s Community Reinvestment Act Committee, referred to as the CRA Committee, receives a $1,000 fee per CRA Committee Meeting attended. Typically, committee meetings of AFC and the Bank are held as joint meetings and in such cases only a single meeting attendance fee is paid.

The aggregate of fees paid to each director for his or her service as a director of both AFC and the Bank is reflected in the Fees Earned or Paid in Cash column of the 2014 Director Compensation Table on page 25.

1999 Directors Option Plan

AFC maintains the 1999 Directors Option Plan pursuant to which non-employee directors of AFC and the Bank have been granted options on terms previously approved by the shareholders of AFC.

The purpose of the 1999 Directors Option Plan was to promote the growth and profitability of AFC, to provide directors of AFC and its affiliates with an incentive to achieve corporate objectives, to attract and retain key directors of outstanding competence and to provide such directors with an equity interest in AFC.

Pursuant to the 1999 Directors Option Plan, each person who first became a non-employee director of AFC or the Bank after May 19, 1999 was granted, on the 15th day of the month following the month in which he or she became a non-employee director, an option to purchase 12,000 shares of AFC Common Stock at an exercise price per share equal to the fair market value of AFC Common Stock, as defined in the 1999 Directors Option Plan, on the date of grant. In addition, on January 15th of each succeeding year, or the following business day if January 15th was not a business day, each person who was then a non-employee director was granted an option to purchase an additional 6,000 shares of AFC Common Stock at an exercise price per share equal to the fair market value of AFC Common Stock, as defined in the 1999 Directors Option Plan, on the date of grant.

All options granted pursuant to the 1999 Directors Option Plan vested upon grant and expire upon the earlier of 10 years following the date of grant or one year following the date the director ceases to be a director for any reason other than removal for cause, in which case the director’s options immediately terminate.

In May 2007, the shareholders of AFC approved the 2007 Director Stock Plan. As a result, the 1999 Directors Option Plan was frozen such that no further options will be granted under the 1999 Directors Option Plan.

2007 Director Stock Plan

The shareholders of AFC approved the 2007 Director Stock Plan in May 2007 and approved an amendment to said plan in May 2010. This plan provides for an annual grant to each non-employee director of restricted stock having a fair market value, as defined in the plan, equal to $45,000 at the time of the grant. Such grants commenced in 2008 and are made annually on the third business day following AFC’s release of its prior year annual financial results. The plan also provides for discretionary grants. During 2014, each non-employee director received a discretionary grant of shares, valued at $10,000. Ms. Carlin was granted 2,000 shares of restricted stock as a new director in February 2014 which were forfeited upon her resignation from the Board.

The shares awarded pursuant to the 2007 Director Stock Plan vest three years after the date of the award, unless otherwise specified at the time of the award, or, if earlier, upon the director’s death, mandatory retirement, in the event of a change of control or in the event a director incurs an involuntary termination from the Board, each as defined in the plan.

Upon award, shares granted pursuant to the 2007 Director Stock Plan have both voting rights and the right to receive dividends.

The 2007 Director Stock Plan, as amended, authorizes the issuance of 150,000 shares of AFC Common Stock to be utilized for restricted stock awards following May 19, 2010. As of the Record Date, there were 51,633 shares of AFC Common Stock available for future awards pursuant to the plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan provided retirement benefits for directors of AFC or the Bank with at least 10 years of service who had never been employees of AFC, the Bank or any of their predecessors in interest. The Directors’ Retirement Plan was frozen as of April 30, 2012, such that eligible participating directors will receive no further service credit or other accrued benefit increases after such date. Final benefit calculations will be based upon retainers and fees earned between May 1, 2011 and April 30, 2012. The only current director eligible to receive benefits pursuant to the plan is Mr. Palleschi who has a vesting percentage of 80%.

The basic benefit payable under the Directors’ Retirement Plan is a monthly benefit for the life of the director, commencing on the earlier of (a) retirement from the Boards of Directors of AFC and the Bank or age 65, whichever is later, (b) the date the director ceases to serve on the Boards of Directors due to disability, as defined in the Plan, or (c) death of the director, which basic benefit, on an annual basis, was equal to the sum of (i) the annual retainers paid by AFC and the Bank to their directors, (ii) any annual retainers the director was receiving from AFC and the Bank for service as the chairman of a committee of the Boards of AFC or the Bank, and (iii) a sum equal to the meeting fees paid to the director for committee meeting attendance. Any benefit which a director received pursuant to a retirement plan for service on the Board of Directors of a company merged into AFC or the Bank acts as an offset against the benefit due the director pursuant to the Directors’ Retirement Plan.

At the time of The Greater Acquisition, The Greater maintained The Retirement Plan of The Greater New York Savings Bank for Non-Employee Directors, or The Greater Director Retirement Plan. Pursuant to the terms of The Greater Director Retirement Plan, Peter C. Haeffner, Jr., who retired from the Board and the Board of Directors of the Bank upon the close of the regular meetings of such Boards on February 19, 2014, became entitled to and commenced, at the time of The Greater Acquisition, receiving a $24,000 per year retirement benefit payable in the form of a joint and survivor life annuity with his spouse. At the time of The Greater Acquisition, AFC and the Bank assumed The Greater’s obligations under The Greater Director Retirement Plan. The amount received during 2014 by Mr. Haeffner, as a result of this benefit, has been included in the All Other Compensation column of the 2014 Director Compensation Table on page 25.

Included in the 2014 Director Compensation Table, set forth on page 25, under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column is the change in the actuarial value during 2014 attributable to each of the directors who participates in the Directors’ Retirement Plan based upon the same assumptions utilized for financial statement reporting in the Consolidated Financial Statements. Also included in the 2014 Director Compensation Table, under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, is the change in the actuarial value during 2014 attributable to Mr. Haeffner’s participation in The Greater Director Retirement Plan. For further information regarding the assumptions utilized and changes in such assumptions from time to time see Note 13 of the Notes to the Consolidated Financial Statements. Pursuant to SEC regulations, AFC is not allowed to disclose in the Director Compensation Table a change in pension value that is less than zero even though for financial statement purposes AFC may accrue the actual change.

Directors’ Death Benefit

This plan provides that if a non-employee director dies while in service as a director of AFC or the Bank, the director’s designated beneficiary will receive from AFC a payment equal to one year’s directors’ fees, including annual retainers, meeting attendance fees and committee chairman retainers, at the rate in effect immediately preceding his or her death. If a director leaves the service of AFC and the Bank for any reason other than death, all rights to any benefit under this plan cease. This is an unfunded benefit for which AFC does not accrue an expense. Therefore, no amount has been reflected in the 2014 Director Compensation Table set forth on page 25 for the value of this obligation.

Effective January 1, 2009, active participants in the Directors Retirement Plan were excluded from eligibility for this benefit.

Travel Expenses and Other Perquisites

AFC and the Bank pay or reimburse directors for their travel expenses, including lodging, for attendance at meetings of the Board of Directors and committees of AFC, the Bank or their subsidiary companies on which directors may serve and at other business-related functions. Included in the All Other Compensation column of the 2014 Director Compensation Table set forth on page 25 is the cost associated with travel and lodging expenses incurred by AFC for the directors’ attendance at meetings at AFC’s corporate headquarters.

From time to time, directors’ spouses are invited to attend business-related functions away from AFC’s corporate headquarters with respect to which participation by the directors and their spouses is expected and/or encouraged. These have included director and executive officer retreats, director educational programs and other industry-related functions. Pursuant to SEC regulations, the attendance of a director’s spouse at these functions is considered a perquisite. The estimated incremental cost to AFC of having a spouse attend such functions is included in the All Other Compensation column of the 2014 Director Compensation Table set forth on page 25. AFC believes that having the directors’ spouses attend such functions, when they are held, as invited guests of the Bank, serves the business purposes of the Bank and AFC by reinforcing the collegiality of the Board, resulting overall in a more efficient and productive Board.

AFC maintained a fractional ownership interest in a corporate aircraft for use by its executives for business purposes until April 27, 2014. Since September 2014, AFC maintains a fractional leasehold interest in a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not permitted. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite to the executives as defined by SEC regulations. See the CD&A, commencing on page 26 and the Summary Compensation Table commencing on page 36.

When an executive officer is traveling on business utilizing the corporate aircraft and room is otherwise available on the aircraft, directors traveling on AFC’s business and the directors’ spouses traveling with the directors may accompany the executive on such business.

The following table sets forth details regarding compensation provided to the directors of AFC for the fiscal year ended December 31, 2014.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Jane D. Carlin(5)	85,500	80,238	0	1,017	166,755
John R. Chrin	121,000	54,998	0	4,330	180,328
John J. Corrado	111,500	54,998	0	1,924	168,422
Peter C. Haeffner, Jr.(6)	22,500	54,998	165,139	36,798	279,435
Brian M. Leeney	116,000	54,998	0	3,027	174,025
Patricia M. Nazemetz	99,500	54,998	0	2,167	156,665
Ralph F. Palleschi	250,000	54,998	217,839	3,419	526,256

(1)	Fees Earned or Paid in Cash represent fees earned by directors for the annual retainer paid by AFC, the annual retainer paid by the Bank, committee meeting attendance fees, and fees for service as committee chair, as applicable. See Directors’ and Other Fee Arrangements commencing on page 22.
(2)	This column represents the aggregate grant date fair value of restricted stock awards made to the directors in 2014 pursuant to the 2007 Director Stock Plan. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions. The fair value of restricted stock awards is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award. For additional information, see Note 14 of the Notes to the Consolidated Financial Statements. The aggregate numbers of options and restricted stock awards outstanding to each non-employee director at December 31, 2014 was, respectively, Ms. Carlin, -0- and 6,358; Mr. Chrin, -0- and 10,028; Mr. Corrado, -0- and 12,028; Mr. Haeffner, 18,000 and -0-; Mr. Leeney, -0- and 10,028; Ms. Nazemetz, -0- and 12,028; and Mr. Palleschi, 18,000 and 10,028.
(3)	Amounts disclosed reflect change in pension value.
(4)	All Other Compensation for each director includes travel expenses to attend onsite meetings of the Board and other AFC and travel and entertainment expenses with respect to other Bank-related functions. All Other Compensation for each director also includes dividends on restricted stock awards. Mr. Haeffner receives medical and dental benefits pursuant to a post-retirement medical plan provided to the non-employee directors of The Greater, the premiums for which in 2014 were $7,387 and $1,244, respectively. As a former non-employee director of The Greater, Mr. Haeffner also receives a pension payment pursuant to The Greater Director Retirement Plan. That payment equaled $24,000 in 2014.
(5)	Ms. Carlin resigned from the Board and the Board of Directors of the Bank effective February 10, 2015. All grants of restricted stock were forfeited upon her resignation.
(6)	Mr. Haeffner retired from the Board and the Board of Directors of the Bank upon the close of the regular meetings of such Boards on February 19, 2014.

Executive Compensation

The information set forth in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, referred to as the Securities Act, or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report

1)	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K, with management; and
2)	Based on the review and discussion referred to in Paragraph 1 above, the Compensation Committee recommended to the Board of AFC that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of AFC

Patricia M. Nazemetz — Chair
John R. Chrin
Brian M. Leeney
Ralph F. Palleschi

Compensation Discussion and Analysis (CD&A)

Under rules established by the SEC, AFC is required to provide certain data and information regarding the compensation and benefits provided to AFC’s Chief Executive Officer, Chief Financial Officer and certain other executives of AFC. The disclosure requirements for the Chief Executive Officer and such other executives include the use of tables and the CD&A. The CD&A is intended to review the compensation awarded to, earned by or paid to the Named Executives. This review explains material elements of AFC’s compensation of the Named Executives and describes the objectives of AFC’s compensation programs, what the program is designed to reward, each element of compensation, why AFC chooses to pay each element, how AFC determines the amount, and, where applicable, the formula for each element, and how each element and AFC’s decisions regarding that element fit into AFC’s overall compensation objectives and affect decisions regarding other elements. The Named Executives include the Chief Executive Officer, the Chief Financial Officer and AFC’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer of AFC as of December 31, 2014. For 2014, the Named Executives of AFC are Monte N. Redman, Frank E. Fusco, Gerard C. Keegan, Alan P. Eggleston and Hugh J. Donlon.

Executive Compensation Philosophy

The primary objective of the executive compensation program of AFC and the Bank is to attract and retain highly skilled and motivated executive officers to manage AFC in a manner to promote prudent growth and profitability and advance the interests of its shareholders.

The compensation program is designed to provide levels of compensation which comply with regulatory requirements and are competitive and reflective of the organization’s performance in achieving its goals and objectives, both financial and non-financial, as determined in its business and strategic plans. The program aligns the interests of the executives with those of the shareholders of AFC by providing a proprietary interest in AFC, the value of which can be significantly enhanced by the appreciation of AFC Common Stock. The program also seeks to provide a mechanism to adequately provide for the needs of the executives upon retirement, based upon their compensation levels, length of service provided to AFC and the Bank and the appreciation of AFC Common Stock.

The Named Executives are highly skilled and experienced in the management of banking institutions. Each of Mr. Redman, Mr. Keegan and Mr. Eggleston has more than thirty (30) years of experience in the banking industry and more than twenty-five (25) years of experience as an executive officer responsible for managing AFC, the Bank and/or other banking institutions. Mr. Fusco has more than twenty-five (25) years of banking experience and more than fifteen (15) years of management experience as a senior officer of AFC or the Bank. Mr. Donlon has more than twenty-five (25) years of management level banking experience. Each of Mr. Redman, Mr. Fusco, Mr. Keegan and Mr. Eggleston has extensive experience in the management of public companies, and all Named Executives have a commitment to excellence, prudent operations and promoting the interests of shareholders.

Given the experience of the executives, their proven track record of performance at AFC and the investment AFC and the Bank have made in these individuals, their retention is important. AFC has taken a number of steps to further this goal, such as entering into employment contracts with each of the Named Executives, providing vesting over time with multi-year performance measurement periods for equity grants and awards and providing change of control packages that provide meaningful incentives for the Named Executives to remain employed by AFC.

To a significant degree, the compensation program for the executive officers mirrors that utilized throughout most of AFC’s operations. The overall compensation of the Named Executives is tied directly to their obtaining clearly defined results in a prudent manner. Since their responsibility is to manage AFC, their performance objectives are related directly to AFC’s performance. This is accomplished through the Executive Incentive Plan and the equity-based compensation program.

AFC believes that an effective way to ensure that the Named Executives advance the interests of the shareholders is to ensure that each of the executive officers is a significant shareholder. The Compensation Committee has established share ownership requirements applicable to its executives as a multiple of their base salaries. For example, the Chief Executive Officer is required to hold direct or indirect non-derivative shares of AFC Common Stock having a value, based upon the prior year’s average price per share of AFC Common Stock, equal to five (5) times his annual salary. Each of the other senior executive officers is required to hold direct or indirect non-derivative shares of AFC Common Stock having a value, based upon the prior year’s average price per share of AFC Common Stock, equal to three (3) times their respective annual salaries. The policy contains a phase-in period to accommodate promotions or newly hired executives. The Chief Executive Officer and each of the senior executive officers, with the exception of Mr. Donlon, meet such requirements without regard to the phase in period. Mr. Donlon is still in the phase-in period applicable to newly hired executives. See the section entitled Security Ownership of Management commencing on page 20 for additional information regarding the investment of the Named Executives in AFC Common Stock. Through AFC’s equity-based incentive program, the Named Executives also receive a substantial portion of their compensation in AFC Common Stock. The better AFC Common Stock performs for AFC’s shareholders, the higher the total compensation that is earned by the Named Executives.

The executive compensation program of AFC consists of four (4) primary elements: Base Salary, Short-Term Non-Equity Incentive Plan Compensation, Equity-Based Compensation, and Retirement Benefits. In addition, the Bank provides medical benefits, life insurance and disability and other benefits common to all its full time employees. AFC and the Bank also provide certain other benefits, or Perquisites, to the Named Executives. The Perquisites are considered an immaterial component of the overall program and are generally associated with furthering the business interests of AFC. AFC and the Bank have each entered into employment agreements with each of the Named Executives. These agreements, which are discussed more fully below, impose certain obligations on and provide certain benefits to the Named Executives which extend beyond the terms of their employment.

The Board has adopted a Strategic Plan for AFC which provides for AFC and the Bank to transition into a more fully diversified, full service community bank. In order to achieve that goal, the Strategic Plan set forth several strategic objectives, including but not limited to diversifying earning assets, increasing low cost core deposits, increasing participation in the local multi-family and commercial real estate mortgage lending markets and expanding business banking products and services, focusing on small and middle market businesses with an emphasis on attracting clients from larger competitors. The strategies established recognize the challenges presented by the federal government’s effective nationalization of the residential mortgage market and the need to reposition the liability structure of the Bank’s balance sheet during the current low interest rate environment to position AFC for future improved performance.

On June 1, 2014, the name of the Bank was changed to Astoria Bank to better reflect who it is and what it does today as it has adapted and evolved to meet the needs of its expanding customer base. During 2014, AFC and the Bank continued to diversify the balance sheet while remaining focused on growing the core businesses of mortgage portfolio lending and deposit gathering, maintaining strong asset quality and controlling operating expenses. The multi-family/commercial real estate lending line of business continued to become a larger percentage of the loan portfolio, increasing to 40% of the Bank’s total loan portfolio at year end. The Bank’s expansion into business banking has enabled it to increase low cost core deposits, with business deposits growing 43% from year end 2013 to December 31, 2014, which was a contributing factor in the expansion of the net interest margin in 2014. The establishment of a New York City business banking office in September 2013 and the opening of the Bank’s first branch office in Manhattan, strategically located near Pennsylvania Station, in March 2014, was followed by the opening of a branch in Melville, New York on December 1, 2014. The Bank continues to explore opportunities to selectively expand into other prime locations from which to better serve and build its business banking relationships.

During 2014, the Bank continued to see the benefits from the restructuring of borrowings which occurred primarily in the 2013 second quarter and the prepayment of junior subordinated debentures in the 2013 second quarter, resulting in a significant reduction in interest expense on borrowings for 2014 compared to 2013. This reduction in interest expense on borrowings, coupled with increases in interest earned on the Bank’s multi-family and commercial real estate mortgage loan portfolio and the Bank’s securities portfolio and a decline in interest expense on certificates of deposit, outpaced the decline in interest earned on the Bank’s residential mortgage loan portfolio, resulting in a slight increase in net interest income for 2014, compared to 2013.

On July 31, 2014, the Bank completed a bulk sale transaction of certain non-performing residential mortgage loans that had a carrying value of $173.7 million. On September 12, 2014, the Bank completed a second sale transaction, with the same counterparty as the bulk sale transaction, in which the Bank sold additional non-performing residential mortgage loans with a carrying value of $4.0 million. The changing mix of the Bank’s interest-earning assets and interest-bearing liabilities in the continuing low interest rate environment combined with the 2013 restructuring and prepayment of borrowings, has resulted in improvements in both the Bank’s net interest rate spread and net interest margin. Despite the current low interest rate environment, 2014 represented the second consecutive year that the Bank’s net interest margin increased.

The efforts of AFC and the Bank to successfully execute the Strategic Plan have been undertaken in the challenging economic environment in which they compete, and the regulation and oversight of their business has changed significantly over time. AFC and the Bank are affected by both national and regional economic factors. Although the U.S. economy has shown signs of improvement, the operating environment continues to remain challenging. Interest rates have remained at or near historical lows.

The continued implementation of the Strategic Plan’s goal for AFC and the Bank to expand their position as a more fully diversified, full service community bank is a transformative and ongoing process which has necessitated certain expenses, the returns for which are not expected to be immediately recognized. The retention of key employees, necessary to carry out the objectives of the Strategic Plan, is imperative. As a result, after a period of five years during which salaries were increased only on a case-by-case basis, in recognition of promotions or increased responsibilities, the salary levels of our key employees, including Messrs. Redman, Fusco, Keegan and Eggleston, were adjusted in 2013 in order to compensate such individuals for the broad increases in responsibilities assumed in connection with implementing the long term goals of the Strategic Plan. Appropriate adjustments were again made in 2014. See Base Salary below for a discussion regarding salary increases relating to 2014.

In addition, the financial performance goals under the Executive Incentive Plan for 2014 were designed to be challenging yet, reasonably attainable within the context of the Strategic Plan and the objectives set forth therein. In January 2015, after reviewing AFC’s financial performance compared to the performance goals established for 2014, the Compensation Committee determined to award incentive payments for 2014 under the Executive Incentive Plan. See Short-Term Non-Equity Incentive Plan Compensation below for a discussion of incentive payments related to 2014.

In structuring its executive compensation program, AFC considers the before and after tax financial impact the elements of the program will have on AFC and the Bank. Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code, places a limitation of $1,000,000 on the deductibility by AFC of certain elements of compensation earned by each of the Named Executives other than the Chief Financial Officer. AFC has previously submitted incentive compensation and other benefit plans to its shareholders for approval, when required, in order to preserve the potential deductibility of payments made to the Named Executives. AFC believes that the cash payments under its Executive Incentive Plan and performance-based restricted stock awards are not subject to the deduction limitations under Section 162(m). However, the Compensation Committee considers a variety of factors in structuring compensation programs and making compensation decisions, and has and may decide to authorize compensation, all or part of which would be non-deductible for federal tax purposes. In particular, certain non-performance-based equity awards may be subject to these deduction limits, depending on the aggregate amount of other non-performance-based compensation paid to a Named Executive in a particular year.

Other than levels of compensation, an increased emphasis on the performance based components of compensation and the use of employment contracts, there are no material differences in the compensation or benefit policies applicable to the executive officers in comparison to other senior officers. The Compensation Committee believes that the differences in the levels of compensation among the executive officers is reflective of their roles and responsibilities within AFC, their experience in those roles and competitive compensation levels in the marketplace.

Consideration of Prior Say-on-Pay Votes

Beginning in May 2011, AFC annually has submitted to a vote of its shareholders the approval, on a non-binding basis, of the compensation of the named executive officers identified in the proxy materials for such meeting. Accordingly, in May 2014, the approval, on a non-binding basis, of the compensation of the named executive officers identified in the 2014 proxy materials, was submitted to a vote of AFC’s shareholders. Of the total votes cast on this proposal at the 2014 Annual Meeting, 77.7% voted to approve, on a non-binding basis, the compensation of the named executive officers identified in the proxy materials for such meeting. At the time the compensation for the named executive officers was established for 2014 and 2015, the Board and the Compensation Committee reviewed the results of the say-on-pay votes and considered these results, along with a variety of other factors, none of which was determinative when taken alone, in considering whether to make any adjustments to AFC’s compensation policies and practices, including in connection with the exercise of its discretion for the design and determination of incentive bonus awards. In particular, in discussions had with the Compensation Committee, it was noted that the say-on-pay votes for 2013 and 2014 were similar with 75.6% in favor in 2013 and 77.7% in favor in 2014. See Proposal No. 2 Non-Binding Advisory Vote to Approve the Compensation of the Named Executives beginning on page 51 for a discussion of this year’s say-on-pay proposal.

The following details the components of AFC’s executive compensation program.

Base Salary

Salary levels are designed to be competitive with cash compensation levels paid to similar executives at banking institutions of similar size and standing, giving due consideration to the marketplace in which AFC and the Bank operate. Base salary levels are considered in conjunction with the short-term non-equity incentive plan compensation component of the executive compensation program.

AFC’s performance to a significant degree is dependent upon factors which, in the short-term, may be positively or negatively impacted by events outside of the control of management. Our operating results are dependent primarily on our net interest income, which is the difference between the interest earned on our assets and the interest paid on deposits and borrowings. Our earnings are particularly susceptible to changes in market interest rates and U.S. Treasury yield curves, government policies and the actions of regulatory authorities. Generally, the Compensation Committee seeks to balance these factors together with the performance of AFC and set base salary at a level which provides a reasonably competitive level of base compensation.

In determining whether the level of base salary and short term non-equity incentive plan compensation, or total cash compensation, is competitive, the Compensation Committee reviews information from a variety of sources, including peer data and national and regional compensation surveys. These sources, taken together, are utilized ultimately to confirm that the level and structure of executive compensation, and that of other officers, are fair, competitive and reasonable. For example, the Compensation Committee receives information and, from time to time, recommendations from management and has direct access to publications reflecting industry practices. In addition, from time to time, when the Compensation Committee deems necessary, the Compensation Committee retains the services of compensation consultants who report directly to the Compensation Committee. Although management necessarily assists the Compensation Committee and its consultants during this process, controls are implemented to ensure that the consultants’ opinions and recommendations are reported directly to the Compensation Committee, independent of management.

In reviewing information on compensation practices with regard to executive officers within the banking industry, the primary factors which influence salary and short-term non-equity incentive plan compensation levels are the size and complexity of the institution or business unit being managed, the marketplace in which the institution is located, the position held by the executive and the performance of the institution.

Generally, the Compensation Committee reviews Named Executives’ total cash compensation for the ensuing year in December of each year at the same time as such matters are considered for all other officers of AFC and the Bank. In conducting such review, the Compensation Committee considers the performance of AFC, the performance of each of the executive officers (based both on the directors’ own insights and discussions with Mr. Redman), the salary and compensation history of the Named Executives and both the proposed short-term non-equity incentive plan compensation targets for the coming year and proposed equity compensation grants.

On an organization-wide basis, a base salary increase target of 3% was established for 2014 based in part upon survey data indicating projected base salary increases of 3.0% nationally. Among the surveys utilized were WorldAtWork 2013/2014 Salary Budget Survey, All Firms/Industries, Finance and Insurance, New York Metropolitan area and Mercer 2013/2014 U.S. Compensation Planning Survey, All Firms/Industries and National and Northeast Finance Banking.

In developing the new Strategic Plan for 2014, the Board recognized that achievement of the goals set forth therein would be an ongoing, multi-year process which, although not generating immediate returns, would require the retention of certain employees in order to be successful. As a result, for 2014, the Compensation Committee and the Board determined to award base salary increases to those Named Executives who were identified as named executives in the 2014 annual proxy as follows: 3.23% for Mr. Redman, 3.88% for Mr. Fusco, 4.17% for Mr. Keegan, and 3.88% for Mr. Eggleston. The Compensation Committee also determined that it was appropriate to award incentive bonuses for 2014. See Short-Term Non-Equity Incentive Plan Compensation below.

Short-Term Non-Equity Incentive Plan Compensation

Short-term non-equity incentive plan compensation for our Named Executives generally consists of awards paid pursuant to the Executive Incentive Plan. This plan, which was most recently approved by the shareholders of AFC in 2014, is a performance-based plan. Annually, the Compensation Committee establishes, in advance, performance objectives. These performance objectives are derived from AFC’s Strategic Plan, which is reviewed and approved by the Board annually, and typically covers the ensuing three years. The compensation payable under the Executive Incentive Plan, while it may be reduced by the Compensation Committee in its discretion, is otherwise tied directly to the attainment of the pre-established performance objectives. The Executive Incentive Plan has been structured in this manner to maintain the tax deductibility to AFC of awards under this plan pursuant to Section 162(m) of the Code. Therefore, the Compensation Committee has no discretion under this plan to reward performance by a particular Named Executive that may have favorably impacted AFC’s results disproportionately or reward performance that is not immediately captured in the financial performance matrix utilized.

As noted above, the Board and Compensation Committee of AFC recognize that the performance of AFC is substantially affected by the environment in which it operates, particularly interest rate movements and the shape of the yield curve. It is expected that AFC’s executives will maintain systems to monitor such environment and over time take steps to prudently manage the various risks that such environment presents. As a general matter, the Board and the Compensation Committee believe that, to be effective, the attainment of targets established under the Executive Incentive Plan should be both challenging, yet prudently attainable, so as not to encourage either imprudent risk taking or the sacrifice of long-term performance for short term gains.

The Compensation Committee has received comments from the compensation consultants retained in previous years regarding the operation of the Executive Incentive Plan and has generally considered those comments in structuring performance targets pursuant to such plan. The review performed by Pearl Meyer commencing in September 2012 of the long term and short term incentive plans, included a review of the Executive Incentive Plan. Among the comments received from Pearl Meyer were comments regarding the levels of the target opportunities set for the Named Executives as compared to those prevailing in the market and a change in the weightings assigned to the performance metrics utilized. The Compensation Committee, in establishing the performance targets, utilizes its discretion based upon all the information available to it. The Compensation Committee does not generally review specific peer data concerning the targets utilized by the Compensation Committee nor does it index the targets to peer performance. Members of the Compensation Committee are generally aware of the financial and total return performance of a number of peer and other banking related institutions at the time the performance targets are established, as this data is reported monthly by management at meetings of the Board. Among the institutions considered peers of AFC and monitored, in 2012, were New York Community Bancorp, People’s United Financial, Inc., Washington Federal, Inc., First Niagara Financial Group, Inc., Provident Financial Services, Inc., Flushing Financial Corp., Signature Bank, Hudson City Bancorp, Inc., TCF Financial Corporation, Zions Bancorporation, Huntington Bancshares Inc., Webster Financial Corp. and Valley National Bancorp. Additional financial institutions, while not related to compensation issues, were also monitored. The specific criteria monitored were not, however, directly comparable to the performance measures utilized under the Executive Incentive Plan. Ultimately, the Compensation Committee exercises its discretion, based upon all information available to it, to establish the incentive targets applicable to the executive officers.

The Executive Incentive Plan for 2014 provided for a target incentive equal to eighty percent (80%) of base salary for the President and Chief Executive Officer and sixty-five percent (65%) of base salary for the senior executive officers, including Messrs. Eggleston, Fusco and Keegan. Mr. Donlon did not participate in the Executive Incentive Plan in 2014 having joined the Bank in October 2014.

The performance measurements used for the Executive Incentive Plan for 2014 were AFC’s return on average assets, referred to as ROA, and AFC’s return on average tangible common equity, referred to as ROATCE. Based upon AFC’s Strategic Plan, a series of achievement levels was established in advance for ROA and ROATCE, with each level assigned a percentage award ranging from 0% to 200% of the target opportunity. Increasing performance within this range would result in a twenty percentage point increment in the award for each achievement level met or exceeded to 100% and twenty-five percentage point increment thereafter. ROA accounted for 40% of each executive’s incentives, and was required to equal or exceed 0.24% for a 20% award, 0.74% for a 100% award and 1.14% for a 200% award. ROATCE accounted for 60% of each executive’s incentives, and was required to equal or exceed 3.07% for a 20% award, 8.07% for a 100% award and 12.07% for a 200% award. The amount, if any, of the incentive payment under the Executive Incentive Plan for each of the Named Executives, was based upon the level of performance measurements achieved.

The Compensation Committee believes that these performance measurements are over time, on an institution-wide basis, within the sufficient control of management and should be captured in the total returns provided to shareholders of AFC Common Stock.

At the time the ranges were established in February 2014, the Compensation Committee, consistent with past practice, also authorized certain financial statement categories for potential adjustments to AFC’s ROA and ROATCE, as reported in accordance with U.S. generally accepted accounting principles, referred to as GAAP, in determining the ultimate performance under the Executive Incentive Plan. In such cases, typically, business plan assumptions are substituted for items that reflect changes in GAAP or are unknown, highly unpredictable or uncontrollable by management at the time the business plan for the coming year is developed or approved. The nature of the adjustments authorized for 2014 was generally consistent with adjustments authorized pursuant to the Executive Incentive Plan in previous years. These adjustments are detailed below.

The specific adjustments made to AFC’s GAAP net earnings and average tangible common equity for 2014 to arrive at adjusted ROA and adjusted ROATCE for purposes of determining the performance under the Executive Incentive Plan were as follows:

i)	The provision for loan losses was adjusted to exclude a $5.7 million credit representing a negative loan loss provision related to the designation of a pool of non-performing residential mortgage loans as held for sale;
ii)	General and administrative expenses were decreased by $648,000 to reflect business plan assumptions which were substituted for GAAP expenses related to stock-based compensation expense;
iii)	The income tax provision was adjusted by the following:
a)	the provision was reduced by $1.8 million related to the net interest income after the loan loss provision and general and administrative adjustment noted in i) and ii), respectively, above;
b)	the income tax benefit of $15.7 million related to the impact of changes in New York State tax regulations which became effective January 1, 2015 was eliminated; and
iv)	Average tangible common equity was decreased by $11.6 million to reflect the adjustments to net earnings available to common stockholders as set forth above.

As a result, and after factoring in the impact of the incentive payment amounts themselves, for fiscal year 2014, the Compensation Committee, pursuant to the terms of the Executive Incentive Plan, certified that AFC’s financial performance goals resulted in overall 60% of target incentive payments based upon an adjusted ROA of 0.49% and an adjusted ROATCE of 5.49%.

Equity-Based Compensation

The equity-based compensation portion of AFC’s and the Bank’s compensation program consists of option grants and awards of restricted stock pursuant to the 2005 Stock Incentive Plan. In May 2014, the shareholders of AFC approved the 2014 Stock Incentive Plan which amended and restated the 2005 Stock Incentive Plan. As of the Record Date, there were 3,672,764 shares of AFC Common Stock available for future awards pursuant to the 2014 Stock Incentive Plan. The purpose of the 2014 Stock Incentive Plan is to promote the growth and profitability of AFC, to provide certain key officers and employees of AFC and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in AFC.

Since 2006, the Compensation Committee has only granted restricted stock, and not options, to AFC’s executive officers. Through 2012, these restricted stock grants have been made in the form of restricted stock awards, referred to as RSAs, which have voting and dividend rights. Since RSAs consist of outstanding common shares, the dividend rate applicable to RSAs is the same rate applicable to AFC Common Stock outstanding generally. Commencing in January 2013 the Compensation Committee also began granting performance-based restricted stock units, referred to as RSUs, which represent a right to receive one share of common stock in the future, subject to meeting certain criteria. In order for RSUs to vest, specific performance objectives must be achieved within a specified performance measurement period. RSUs have no voting or dividend rights prior to vesting and delivery of shares. The performance measurement period for the RSUs granted in February 2014 is the fiscal year ending December 31, 2016 and the vesting date of such RSUs is February 1, 2017. Shares will be issued on the vesting date at either 125%, 100%, 75%, 50% or 0% of units granted depending upon actual performance achieved during the measurement period.

Since 2008, it has been the practice of AFC generally to award restricted stock to senior officers of the Bank and AFC annually following the release of AFC’s prior fiscal year results in late January. These awards historically have been made to officers having the title of Vice President or higher. This totaled 107 officers as of February 3, 2014. The Compensation Committee believes that this group of individuals has the greatest ability to impact the overall performance and therefore the stock price of AFC.

In February 2014, the Compensation Committee approved equity grants, 390,840 shares of which consisted of RSAs and 395,900 shares of which consisted of RSUs to officers holding the title of Vice President or higher, with 350,230 awarded to the eight executive officers, of which 133,860 RSAs and 134,100 RSUs were granted to the Named Executives. The aggregate value of these awards, based on the closing price of AFC Common Stock on the NYSE as of the date of grant totaled $2,207,617 for RSAs and $2,128,142 for RSUs, with respect to grants made to the executive officers and $1,689,313 for RSAs and $1,627,974 for RSUs, with respect to grants made to the Named Executives. In all cases, the value ascribed to awards of RSAs has been the closing price of AFC Common Stock on the NYSE on the date of the grant or award, and the value ascribed to RSUs has been the closing price of AFC Common Stock on the date of the grant or award, reduced by the present value of the expected dividend stream during the vesting period for the RSUs using a risk-free interest rate.

On occasion, grants or awards may also be made at or near the time a new officer is hired, or at the time an officer is promoted to a position involving an enhanced degree of responsibility. In 2014, 91,161 shares of AFC Common Stock were granted to such officers, of which 85,161 shares of AFC Common Stock were granted to Mr. Donlon as part of his new hire package.

When awarded, the level of restricted stock granted to each officer, including the executive officers, is established at the discretion of the Compensation Committee. Among the specific factors considered in determining the level of grant for any particular officer was the overall cost and value of the awards and the officer’s rank, responsibilities and ability to impact the overall financial performance of AFC, the officer’s salary and the officer’s individual performance. Among the elements of individual performance and contribution considered by the Compensation Committee for each Named Executive were the extent to which such officer demonstrated leadership and motivational qualities, the effectiveness of such officer in managing operations within his areas of responsibility, such officer’s effectiveness in adapting to unforeseen circumstances, the extent to which such officer’s individual performance contributed to AFC meeting its corporate and strategic goals for the year as compared to other executive officers, and how such officer’s individual performance measured up to the individual goals and objectives set at the beginning of the fiscal year. In the case of the Chief Executive Officer, the Compensation Committee also takes into account the extent to which he succeeded in implementing AFC’s Strategic Plan, as well as how effectively he guided executive management in connection with AFC’s corporate performance goals.

See Security Ownership of Management commencing on page 20, the Summary Compensation Table commencing on page 36 and the 2014 Outstanding Equity Awards at Fiscal Year End Table on page 41 for further information regarding certain options and restricted stock outstanding with respect to the Named Executives.

Retirement Benefits

Retirement benefits are designed to provide for an adequate level of income to each participating employee following his or her retirement from AFC and the Bank based upon compensation level and length of service and more recently their own participation in contributing toward their retirement. These benefits are also designed to support the goals and objectives of the remainder of the compensation program. Among those goals and objectives has been the retention of participating employees.

Retirement benefits are provided through the 401(k) Plan, the Employees Pension Plan, the Bank Excess Benefit Plan, referred to as the Excess Plan, and the Bank Supplemental Benefit Plan, referred to as the Supplemental Plan. The Employees Pension Plan, the Excess Plan and the Supplemental Plan are referred to collectively as the DB Plans. Certain post-retirement benefits are also provided through the Bank’s Retirement Medical and Dental Benefit Policy for Vice Presidents and above, referred to as the Post-retirement Medical Plan.

In 1986, the Bank implemented the Incentive Savings Plan which is now called The Astoria Bank 401(k) Plan, a defined contribution 401(k) plan. At the time it was implemented, the 401(k) Plan operated as a profit sharing plan pursuant to which employees received from the Bank matching contributions, based upon their level of voluntary participation in the plan. The 401(k) Plan gave employees an incentive to save, helped provide for their retirement, provided certain tax benefits to participants, helped focus employees on the profitability of the Bank and allowed employees to rollover vested balances if they left the Bank’s employ prior to retirement age. The 401(k) Plan continues to be maintained and employees can continue to make voluntary contributions into the 401(k) Plan. From 1993 through 2012, the Bank and AFC made no contributions to the 401(k) Plan. In January, 2013, the Bank resumed making matching contributions equal to 50% of an employee’s contribution, up to a maximum of 3.0% of such employee’s eligible compensation in anticipation of the elimination of benefits under the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan, or ESOP, which was frozen as of December 31, 2013 and merged with and into the 401(k) Plan effective April 1, 2014.

The Employees Pension Plan is a qualified defined benefit plan. This plan, historically, was the primary retirement vehicle for the Bank, which, when the plan was originally adopted in 1949 and until 1993, was a relatively small mutual thrift institution. The benefit formula under the Employees Pension Plan, which has evolved over time based primarily upon Code requirements, is based upon length of service and, prior to April 30, 2012, the average compensation level for the five years preceding retirement. As described in more detail below, the Employees Pension Plan was amended effective April 30, 2012, to freeze benefit accruals. In connection with this change, the plan was amended to base benefits on the higher of the average of the five highest years of salary of a participant during the ten years immediately preceding retirement on or before April 30, 2012, or the annual rate of the participant’s salary as of April 30, 2012, whichever was greater.

As a tax qualified plan, the compensation level which can be considered in the benefit formula is capped in accordance with applicable provisions of the Internal Revenue Code. As a result, the Employees Pension Plan, over time, has failed to capture significant amounts of compensation in the benefit formula, at the higher salary and compensation levels within the Bank.

In 1983, the Excess Plan, a non-qualified defined benefit plan, was instituted. This plan applies the Employees Pension Plan benefit formula to salary-based compensation above the Internal Revenue Service, or IRS, compensation limits.

In 1991, the Bank instituted the Supplemental Plan, also a non-qualified defined benefit plan, to maintain the then current benefit formula for a group of officers impacted by a reduction in the benefits formula under the qualified plan and, indirectly, the Excess Plan due to changes mandated under the Code. Mr. Redman is the only Named Executive who is currently a participant in the Supplemental Plan. See the discussion commencing on page 43 under the heading Additional DB Plan Information regarding the benefit formulas applicable to the DB Plans and the effect of the freezing of the DB Plans as of April 30, 2012.

Increasingly, over time, defined benefit plan expense has become extremely volatile and of a material magnitude. Increasingly, companies have moved from providing defined benefit based retirement programs to defined contribution programs which, while generally providing lower benefit levels, encourage employee participation in the retirement savings process while creating expense structures which are predictable and controllable. As part of the 2012 expense control initiative, the DB Plans were frozen effective April 30, 2012.

The Post-retirement Medical Plan provides executive and other senior officers and their spouses, if any, with medical and dental insurance coverage following such officers’ retirement from the Bank at age 55 or older with at least 10 years of service. Based upon the officer’s age at retirement, the Bank pays between fifty percent (50%) and one hundred percent (100%) of the premiums for such coverage. AFC views this plan as another vehicle to encourage the retention of its senior officers.

Perquisites

The executive officers are provided with certain perquisites detailed below. These perquisites are modest in cost and scope. See the section entitled Transactions with Certain Related Persons commencing on page 17 for a discussion of the Bank’s Employee & Director Mortgage Loan Policy.

Other Banking Services

The Bank provides to its employees, officers and directors routine retail banking services, including primarily checking, savings and certificate of deposit accounts. The Bank from time to time waives, for such individuals, certain de minimis fees associated with such accounts. As these amounts are waived on a non-discriminatory basis to the Bank’s employees generally, under SEC regulations, they are not included in the Compensation Tables for the directors or the Named Executives and are not considered to be related-party transactions.

Company-Provided Automobiles

All executive officers are provided with a company owned or leased automobile for their business and personal use. The Bank pays the maintenance, insurance and licensing-related costs of the automobile, but not fuel costs. The value of this benefit, net of direct business usage, for which other employees are reimbursed, is included in the Summary Compensation Table commencing on page 36 under the All Other Compensation column.

Use of Corporate Aircraft and Other Travel-Related Expenses

Until April 27, 2014, AFC maintained a fractional ownership interest in a corporate aircraft for use by its executives for business purposes only. Since September 2014, AFC has maintained a fractional leasehold interest in a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not permitted. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite as defined by SEC regulations.

AFC has a policy when Named Executives travel on business to allow the executives to be accompanied by their spouses. This benefit is utilized sparingly by the executives and is considered a perquisite. The estimated incremental cost of the spouse’s attendance is included in the Summary Compensation Table commencing on page 36 under the All Other Compensation column where such amount can be determined. In all cases, such benefit is immaterial to the compensation of the Named Executives. If a Named Executive is traveling on business utilizing the corporate aircraft and there is otherwise room available on the aircraft for the executive’s spouse to accompany the executive, the spouse may do so. As there is no incremental cost to AFC for the spouse accompanying the executive on such flight, no amount has been included in the Summary Compensation Table with respect to such usage. To the extent a commercial flight was utilized and AFC bore the cost of the spouse’s air travel, the cost of such air travel is included in the Summary Compensation Table commencing on page 36 under the All Other Compensation column.

Other Benefits

All senior officers, including the Named Executives, are offered the opportunity to have an annual physical examination at the Bank’s expense. In the alternative, senior officers may consult their own physicians and submit the cost of such physical through the officer’s medical insurance coverage which is available to all full time employees. The Bank will reimburse senior officers who consult their own physician the amount in excess of any medical insurance reimbursement less the amount the employee may receive pursuant to the employee’s medical flexible spending account, if any.

Cash versus Non-cash and Current versus Future Compensation

The Compensation Committee does not maintain a stated policy which dictates cash versus non-cash compensation or current versus future compensation. However, the allocation of cash and non-cash compensation for each of the Named Executives is reviewed by the Compensation Committee annually and reflects its best efforts to balance the short and long-term objectives of AFC.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Monte N. Redman President and Chief Executive Officer	2014	960,000	0	1,319,077	460,800	1,227,292	45,741	4,012,910
	2013	930,000	0	1,225,434	558,000	0	97,260	2,810,694
	2012	900,000	0	0	0	1,311,957	121,220	2,333,177
Frank E. Fusco Senior Executive Vice President and Chief Financial Officer	2014	535,000	0	630,623	208,650	425,399	41,038	1,840,710
	2013	515,000	0	578,370	251,063	0	83,580	1,428,013
	2012	500,000	0	0	0	395,574	86,967	982,541
Gerard C. Keegan Vice Chairman, Senior Executive Vice President and Chief Operating Officer	2014	625,000	0	736,965	243,750	421,976	37,160	2,064,851
	2013	600,000	0	673,358	292,500	0	84,844	1,650,702
	2012	575,000	0	0	0	276,903	88,778	940,681
Alan P. Eggleston Senior Executive Vice President and Chief Risk Officer	2014	535,000	0	630,623	208,650	364,968	38,939	1,778,180
	2013	515,000	251,063	578,370	0	0	81,993	1,426,426
	2012	500,000	0	0	0	295,353	90,630	885,983
Hugh J. Donlon Senior Executive Vice President and Chief Lending Officer(2)	2014	95,192	325,000	1,050,035	0	0	3,925	1,474,152

(1)	All titles were held throughout 2014 with the exception of Mr. Donlon who has served as Senior Executive Vice President and Chief Lending Officer since October 14, 2014.
(2)	Mr. Donlon’s annual base salary is $450,000. He has served as Senior Executive Vice President and Chief Lending Officer since October 14, 2014. The amount reflected in the Salary column represents Mr. Donlon’s salary earned from October 14, 2014, his hire date, through December 31, 2014.
(3)	Each of the Named Executives elected to contribute a portion of his salary into the 401(k) Plan. While the Bank is authorized to make matching contributions under the terms of the 401(k) Plan, it did not do so in 2012, but commenced making such contributions in January 2013. Each of the Named Executives also elected to contribute a portion of his salary into a medical flexible spending account. Participation in these plans is not discriminatory in favor of the Named Executives. Such employee contributions are included in the figures reported as salary.
(4)	This column reflects the incentive award paid to Mr. Eggleston in 2013 which was based upon his personal performance and set at the discretion of the Compensation Committee and a one-time sign-on bonus paid to Mr. Donlon in 2014 as part of his new hire package.
(5)	This column represents the aggregate grant date fair value of RSA and RSU awards made to the Named Executives in 2012, 2013 and 2014 pursuant to the 2005 Stock Incentive Plan which was previously approved by the shareholders of AFC. The figures in this column for 2014 include fair values for the 2014 RSUs reflecting the probable outcome of performance conditions, as determined as of the grant date pursuant to FASB ASC Topic 718. The maximum amounts payable for RSUs that will vest in the event that AFC performs at the maximum payout percentages (125% of the target award) for the year ending December 31, 2016, would be $808,828 for Mr. Redman, $386,963 for Mr. Fusco, $452,215 for Mr. Keegan and $386,963 for Mr. Eggleston. If these maximum amounts were included in the table above, the resulting aggregates reported would be $4,174,676 for Mr. Redman, $1,918,103 for Mr. Fusco, $2,155,294 for Mr. Keegan and $1,855,573 for Mr. Eggleston. Mr. Donlon was hired on October 14, 2014 and did not participate in the 2005 Stock Incentive Plan but received a one-time grant of 85,161 RSAs pursuant to the 2014 Stock Incentive Plan as part of his new hire package, vesting 33.33% per year on October 1, 2015, October 1, 2016 and October 1, 2017. The fair value of the RSAs is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award. The fair value of the RSUs is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award, reduced by the present value of the expected dividend stream during the vesting period of such awards using a risk-free interest rate. For additional information, see Note 14 of the Notes to the Consolidated Financial Statements. For additional information regarding RSAs and RSUs held by the Named Executives, see the 2014 Outstanding Equity Awards At Fiscal Year-End Table on page 41.
(6)	This column represents the incentive bonus award payments made to the Named Executive for 2012, 2013 and 2014 pursuant to the Executive Incentive Plan, which plan was previously approved by the shareholders of AFC. For additional information, see the 2014 Grants of Plan-Based Awards Table on page 39. Mr. Donlon was hired on October 14, 2014 and was not eligible for an incentive bonus award for 2014.
(7)	This column represents the sum of the actuarial change in pension value in 2012, 2013 and 2014 for Mr. Redman, Mr. Fusco, Mr. Keegan and Mr. Eggleston according to their respective participation in the DB Plans. Mr. Donlon was hired on October 14, 2014 and does not participate in any of the DB Plans. For information regarding the assumptions used in determining the present value of such benefits, as well as additional information regarding the Named Executives’ participation in such plans, see Additional DB Plan Information commencing on page 43 and the 2014 Pension Benefits Table on page 45. Pursuant to SEC regulations, Messrs. Redman, Fusco, Keegan and Eggleston’s change in pension value for 2013 is disclosed as $0.00 because the changes in the actuarial value of their benefits from December 31, 2012 to December 31, 2013 were negative $365,912, $212,405, $334,853 and $129,011, respectively.
(8)	This column represents compensation amounts reportable with respect to the Named Executives for 2012, 2013 and 2014 pursuant to SEC regulations and not properly reportable in any other column of the Summary Compensation Table. AFC has not paid any tax gross-up amounts with respect to any compensation or benefits reflected in the Summary Compensation Table or otherwise. AFC does not allow Named Executives or other officers and employees to acquire AFC Common Stock at a discount. While the Bank provides group life insurance coverage with respect to the Named Executives, such benefit is provided on a non-discriminatory basis to all full time employees of the Bank and, therefore, has been excluded pursuant to SEC regulations, as have other group medical and health coverages. The following table sets forth additional detail regarding All Other Compensation amounts for the year ended December 31, 2014:

All Other Compensation Table

Name	Dividends Received on Restricted Stock Awards ($)(a)	Perquisites and Other Personal Benefits ($)(b)	Employer Contributions To 401(k) Plan ($)(c)	Total ($)
Monte N. Redman	25,556	13,716	6,469	45,741
Frank E. Fusco	12,395	22,061	6,582	41,038
Gerard C. Keegan	14,530	16,084	6,546	37,160
Alan P. Eggleston	12,776	19,995	6,168	38,939
Hugh J. Donlon	3,406	0	519	3,925

(a)	This column represents dividends paid during 2014 to each of the Named Executives by AFC with respect to the AFC Common Stock previously awarded to the Named Executives as unvested restricted stock awards pursuant to the 2005 Stock Incentive Plan and the 2014 Stock Incentive Plan. Such dividends are, for federal and state tax purposes, treated as wages and as such are subject to tax withholding. The amount reflected is the gross amount paid before tax withholding.
(b)	This column represents perquisites and other personal benefits incurred by AFC and the Bank with respect to the Named Executives for the 2014 fiscal year. For each of the Named Executives, such benefits consisted of the value of an automobile provided to each by the Bank and utilized for non-business purposes. Automobiles are provided to the Named Executives by the Bank, which the Named Executives may use for business purposes, commuting and for personal use. The amount included as a perquisite was determined based upon the total cost incurred by the Bank for the automobile including annual depreciation, as well as insurance, registration and inspection fees and maintenance costs, less the cost the Bank would have reimbursed the executive for business mileage had the executive used their personal automobile, adjusted positively or negatively for the gain or loss realized on any owned automobile traded in during the year, based upon the estimated salvage value established at the time the automobile was acquired. This amount represents the incremental cost of such automobiles to AFC and does not represent the amount of income attributable to the Named Executive for tax purposes as a result of the non-business use of such automobile. For a description of the policies of AFC with respect to providing automobiles to its executive officers, see Perquisites commencing on page 34. In the case of Mr. Keegan, this column also includes the amount reimbursed to him for a health examination, and in the case of Messrs. Fusco and Eggleston, includes the amount paid for their respective health examinations.
(c)	This column represents the net amount of employer contributions allocated to the Named Executives as a result of their participation in the 401(k) Plan. Each Named Executive, with the exception of Mr. Donlon, was allocated a gross employer contribution in the amount of $7,800 as a result of their participation in the 401(k) Plan. The net amount of contributions was arrived at by deducting from the gross amount allocated to each of the Named Executives, the amount returned to each of the Named Executives due to the results of the non-discrimination testing performed in connection with the 401(k) Plan.

Mr. Redman’s salary and incentive award payment for 2014 represent approximately 35% of his total compensation. Mr. Fusco’s salary and incentive award payment for 2014 represent approximately 40% of his total compensation. Mr. Keegan and Mr. Eggleston’s salaries and incentive award payments for 2014 each represent approximately 42% of their respective total compensation. Mr. Donlon’s pro-rated salary and sign-on bonus for 2014 represent approximately 29% of his total compensation.

The following table sets forth information regarding bonus awards and equity grants pursuant to the Executive Incentive Plan and the 2005 Stock Incentive Plan, respectively, made to the Named Executives during 2014, and in the case of Mr. Donlon equity grants made pursuant to the 2014 Stock Incentive Plan. Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee annually establishes an annual incentive for the executive officers of AFC. For a discussion of the goals and targets applicable for 2014, see Short-Term Non-Equity Incentive Plan Compensation commencing on page 30. Equity grants are made at the discretion of the Compensation Committee. For a discussion of the 2005 Stock Incentive Plan and the 2014 Stock Incentive Plan, see Equity Based Compensation commencing on page 32.

2014 Grants of Plan-Based Awards Table

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Numbers of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Monte N. Redman	2/3/2014	153,000	768,000	1,536,000
	2/3/2014				26,650	53,300	66,625		647,062
	2/3/2014							53,250	672,015
Frank E. Fusco	2/3/2014	69,550	347,750	695,500
	2/3/2014				12,750	25,500	31,875		309,570
	2/3/2014							25,440	321,053
Gerard C. Keegan	2/3/2014	81,250	406,250	812,500
	2/3/2014				14,900	29,800	37,250		361,772
	2/3/2014							29,730	375,193
Alan P. Eggleston	2/3/2014	69,550	347,750	695,500
	2/3/2014				12,750	25,500	31,875		309,570
	2/3/2014							25,440	321,053
Hugh J. Donlon	10/15/2014							85,161	1,050,035

(1)	All grants of Non-Equity Incentive Plan Awards to the Named Executives were made pursuant to the Executive Incentive Plan, with the exception of Mr. Donlon who was not eligible to participate in the Executive Incentive Plan for 2014. For additional information regarding the Executive Incentive Plan, see Short-Term Non-Equity Incentive Plan Compensation commencing on page 30. Grants to the Named Executives of equity-based awards during 2014 were made pursuant to the 2005 Stock Incentive Plan with the exception of grants to Mr. Donlon that were made pursuant to the 2014 Stock Incentive Plan. For additional information regarding the 2005 Stock Incentive Plan and the 2014 Stock Incentive Plan, see Equity-Based Compensation commencing on page 32.
(2)	The amounts reflected under the Estimated Future Payouts under Non-Equity Incentive Plan Awards columns reflect the incentive bonus program for the Named Executives for fiscal year 2014. The Threshold column reflects the minimum bonus which could be earned by the Named Executive earning any bonus. Performance of AFC below the specified level would result in no bonus. The Target column and the Maximum column represent the amounts that would be earned had AFC performed at the one hundred percent (100%) payout and maximum payout percentages as specified under the goals established in connection with the Executive Incentive Plan for 2014. The maximum payout percentage was two hundred percent (200%) for 2014. In January 2015, the Compensation Committee of AFC determined that AFC’s performance in 2014 exceeded the threshold requirements, and therefore the Compensation Committee determined to award incentive payments under the Non-Equity Incentive Plan for 2014. See Summary Compensation Table beginning on page 36 for the amount of the incentive payment earned by each of the Named Executives during 2014 and Short Term Non-Equity Incentive Plan Compensation on page 30 for the performance targets for these awards.
(3)	The amounts reflected under the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the RSU awards granted under the 2005 Stock Incentive Plan for the Named Executives granted during fiscal year 2014. The Threshold column reflects the minimum number of RSU’s which will vest in the Named Executive in the event certain performance measurements are attained by AFC for the year ending December 31, 2016. Performance of AFC below the specified level would result in no RSUs vesting. The Target column and the Maximum column represent the number of RSUs that will vest in the event that AFC performs at the one hundred percent (100%) payout and the maximum payout percentages as specified under the goals established in connection with the 2005 Stock Incentive Plan for the year ending December 31, 2016. The Maximum payout percentage was one hundred twenty-five percent (125%). To receive a Threshold, Target or Maximum grant of RSUs for 2014, certain performance goals are required to be achieved for the year ending December 31, 2016. The goals established for a Threshold grant of RSUs are reasonably attainable, the goals established in order to receive a Target grant of RSUs are reasonably attainable, but challenging, and the goals established in order to receive a Maximum grant of RSUs are extremely challenging.

(4)	The amount reflected under the Grant Date Fair Value of Stock Awards column, computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions, reflects the Target level of RSUs and the total number of RSAs. For the RSU component, the amount reflects the grant date fair value of the award, which on a per share basis is equal to the closing price per share of AFC Common Stock as quoted on the NYSE on the date of the grant, reduced by the present value of the expected dividend stream during the vesting period using a risk-free interest rate, resulting in a grant date fair value of $12.14 per unit. For the RSA component, the amount reflects the grant date fair value of the award, which on a per share basis is equal to the closing price per share of AFC Common Stock as quoted on the NYSE on the date of the grant, which was $12.62 per share. The Named Executives paid no consideration for these awards other than for services rendered in performing their duties and responsibilities as executive officers.

The following table provides information on the current holdings of restricted stock awards, including both RSAs and RSUs, by the Named Executives as of December 31, 2014. This table includes unvested RSAs and RSUs. Each equity grant or award outstanding at fiscal year-end is shown separately for each Named Executive. There were no unvested options outstanding as of December 31, 2014. The vesting schedule for each grant or award is shown following this table, based on the RSA or RSU award date. The market value of the RSAs is based on the closing price per share of AFC Common Stock as quoted on the NYSE on December 31, 2014, or $13.36. The fair value of the RSUs is based on the closing price per share of AFC Common Stock as quoted on the NYSE on December 31, 2014 which was $13.36 and reduced by the present value of the expected dividend stream during the vesting period using a risk-free interest rate which results in a market value of $13.20 per unit for RSUs awarded in 2013 and $13.04 per unit for RSUs awarded in 2014. For additional information about the RSAs and RSUs, see Equity-Based Compensation commencing on page 32.

2014 Outstanding Equity Awards At Fiscal Year-End Table

	Stock Awards
Name	RSA/RSU Award Date(1)(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Monte N. Redman	1/31/2011	19,688	$263,032
	7/1/2011			65,000	868,400
	1/28/2013	21,580	$288,309
	1/28/2013			64,800	855,360
	2/3/2014	35,500	$474,280
	2/3/2014			53,300	695,032
Frank E. Fusco	1/31/2011	10,058	$134,375
	1/28/2013	10,180	$136,005
	1/28/2013			30,600	403,920
	2/3/2014	16,960	$226,586
	2/3/2014			25,500	332,520
Gerard C. Keegan	1/31/2011	11,768	$157,220
	1/28/2013	11,860	$158,450
	1/28/2013			35,600	469,920
	2/3/2014	19,820	$264,795
	2/3/2014			29,800	388,592
Alan P. Eggleston	1/31/2011	10,816	$144,502
	1/28/2013	10,180	$136,005
	1/28/2013			30,600	403,920
	2/3/2014	16,960	$226,586
	2/3/2014			25,500	332,520
Hugh J. Donlon	10/15/2014	85,161	$1,137,751

(1)	The following table details the vesting date for all outstanding RSAs held by the Named Executives as of December 31, 2014, based upon the award date of such restricted stock:

RSA Vesting Schedule

Award Date	Vesting Date(a)
1/31/2011	12/14/2011
7/1/2011	6/30/2016
1/28/2013	12/16/2013
2/3/2014	12/15/2014
10/15/2014	10/1/2015

(a)	Shares awarded to the Named Executives vest (i) 20% per year of the awarded shares commencing on the vesting date set forth above and on the anniversary thereafter as to those shares awarded on January 31, 2011 and (ii) 33.33% per year of the awarded shares commencing on the vesting date set forth above and on the anniversary thereafter as to those shares awarded on January 28, 2013, February 3, 2014 and October 15, 2014, respectively. In addition to the dates indicated, all restricted stock awards, except the restricted stock granted to Mr. Redman on July 1, 2011, would vest early upon death or disability. The restricted stock award to Mr. Redman on July 1, 2011 vests on

June 30, 2016, subject to continued service and satisfaction of performance goals through June 30, 2016. The performance goals include meeting or exceeding a 12% compound annual growth in tangible book value of shareholders’ equity per common share, adjusted for cash common dividends, by the conclusion of the five year period. In the event of Mr. Redman’s death, disability or termination with a right to severance under his employment agreement prior to vesting, such shares will remain outstanding subject to satisfaction of the performance and vesting conditions. All restricted stock awards indicated would also vest in the event of a change of control of either AFC or the Bank.
(2)	The numbers and values of unearned unvested shares represent amounts distributable upon attainment of target performance goals for these awards. The following table details the vesting date for all outstanding RSUs held by the Named Executives as of December 31, 2014, based upon the award date of such RSU:

RSU Vesting Schedule

Award Date	Vesting Date(a)
1/28/2013	2/1/2016
2/3/2014	2/1/2017

(a)	All RSUs awarded to the Named Executives vest 100% on the date indicated provided the performance goals that are set for the measurement period are attained. With respect to the RSUs awarded on January 28, 2013, in the event of a recipient’s termination of employment due to death, disability or retirement on or after December 31, 2015, service conditions for these RSUs shall be considered met, subject to satisfaction of performance conditions. All performance conditions would be considered achieved at the target level in the event a change of control of either AFC or the Bank occurs during the performance period, and any service conditions will be deemed met on service through the date of the change of control. Absent a change of control, if a recipient’s employment terminates prior to December 31, 2015, these RSUs will be forfeited. With respect to the RSUs awarded on February 3, 2014, in the event of a recipient’s termination of employment due to death, disability or retirement on or after December 31, 2016, service conditions for these RSU shall be considered met, subject to satisfaction of performance conditions. All performance conditions would be considered achieved at the target level in the event a change of control of either AFC or the Bank occurs during the performance period, and any service conditions will be deemed met on service through the date of the change of control. Absent a change of control, if a recipient’s employment terminates prior to December 31, 2016, these RSUs will be forfeited.

The following table provides information, for the Named Executives, regarding the number of shares acquired upon vesting during 2014, and the value realized before their payment of any applicable withholding tax and broker commissions.

2014 Stock Vested

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(1)
Monte N. Redman	82,956	1,056,859
Frank E. Fusco	40,268	513,014
Gerard C. Keegan	47,362	603,392
Alan P. Eggleston	41,896	533,755
Hugh J. Donlon	0	0

(1)	Value realized is calculated by multiplying the number of shares of AFC Common Stock that vested by the closing price per share of AFC Common Stock as quoted on the NYSE on the date of vesting.

Additional DB Plan Information

The following table sets forth information on the pension benefits for the Named Executives under each of the following pension plans:

Employees Pension Plan.  The Employees Pension Plan is a funded and tax qualified retirement program that covers approximately 3,479 eligible employees and retirees of the Bank and its predecessors as of December 31, 2014. As applicable to the Named Executives, the plan provided benefits based on a formula that takes into account a portion of the executive’s earnings for each fiscal year, subject to applicable IRS limitations. Since 1992, the formula provides for a normal benefit accrual for each year of service (up to a maximum of 30 years) equal to 1.00% of the executive’s average base salary over the 5 years immediately preceding retirement up to “covered compensation” and 1.6% of such average base salary in excess of “covered compensation.” “Covered compensation” varies based upon a participant’s normal retirement date based upon changes in the average of the Social Security taxable wage bases. Effective April 30, 2012, a participant’s normal annual benefit will be the greater of his or her benefit under the formula above, or his or her benefit under such formula using his or her annual rate of base salary as of April 30, 2012 in lieu of the average base salary. Effective April 30, 2012, the plan was frozen such that no additional service credit is provided for service beyond April 30, 2012. See Pension Benefits Table beginning on page 45 for the accrued benefit of each of the Named Executives under the Employees Pension Plan as of December 31, 2014.

The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of 10 years. The normal retirement age as defined in the Employees Pension Plan is 65. Of the Named Executives, only Mr. Keegan is currently eligible for normal retirement. Employees may receive a reduced benefit under the Employees Pension Plan upon early retirement at or after age 55 with at least 10 years of service. Of the Named Executives, only Mr. Redman and Mr. Eggleston are currently eligible for early retirement. The benefit reduction is based upon a table of simplified option factors used to convert the benefit at normal retirement age to the reduced amount. On average, the reduction equates to approximately an 8.2% discount per year for each year retirement is accelerated prior to normal retirement age. Similarly, retirees with at least 10 years of service may receive an enhanced benefit if they defer the receipt of their benefit beyond their 65th birthday. For those individuals retiring after April 30, 2012, the enhanced benefit will be limited to those increases required by law. In addition, the Employees Pension Plan provides for spousal joint and survivor annuity options.

Benefits under the Employees Pension Plan are subject to the limitations on annual benefits imposed under Section 415 of the Code. The Section 415 limit for 2014 is $210,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates.

Effective April 30, 2012, the Employees Pension Plan has been frozen such that no new participants can be added, and existing participants will receive no further benefit service credit, compensation credit, or other accrued benefit increases except for additional service credits which may affect a participant’s vesting or early retirement eligibility, or as otherwise required by law to maintain the tax-qualified status of such plan.

Supplemental Plan.  In 1991, the Bank adopted the Supplemental Plan, a non-qualified plan for tax purposes. The Supplemental Plan, at the time of its adoption, applied to a specified group of thirty officers of the Bank. Two participants remain in the employ of the Bank. Mr. Redman is the only Named Executive that is a participant in the plan. The Supplemental Plan was adopted to preserve for the participating employees the benefit formula that had been in effect pursuant to the Employees Pension Plan prior to the adoption of the Supplemental Plan at which time the Employees Pension Plan formula was amended and reduced. The Supplemental Plan is unfunded and is not qualified for tax purposes.

The benefit payable under the Supplemental Plan is calculated and compared to the benefit payable under the Employees Pension Plan and Excess Plan. The participant receives, under the Supplemental Plan, the shortfall, if any, in the Employees Pension Plan and Excess Plan benefit. The Supplemental Plan formula provides for an annual benefit equal to 60% of the participant’s average base salary over the 5 years immediately preceding retirement less 67% of the participant’s primary Social Security benefit times a number equal to years of service divided by 30 (but not greater than 1).

Pursuant to the Supplemental Plan, normal retirement age is defined as age 65. Employees may receive a reduced benefit under the Supplemental Plan upon early retirement at or after age 55 with at least 10 years of service. In addition, participants with at least 10 years of service may receive an enhanced benefit if they defer receipt of their benefit beyond their 65th birthday. For those individuals retiring after April 30, 2012, the enhanced benefit will be limited to those increases required by law under the Employees Pension Plan. These retirees are entitled to the greater of their normal retirement benefit as of their normal retirement age, increased to reflect the delay of payment, and the normal retirement benefit as of the date of their retirement. On average, the increase prior to April 30, 2012 equates to approximately a 10.5% enhancement per year that retirement is deferred beyond normal retirement age. Prior to January 1, 2009, Mr. Redman elected to receive his Supplemental Plan benefit, if any, in a lump sum at retirement, calculated to be actuarially equivalent to the benefit he would have received had he received a benefit in the same form as under the Employees Pension Plan.

Effective April 30, 2012, the Supplemental Plan has been frozen such that participants will receive no further benefit service credit, compensation credit or other accrued benefit increase.

Excess Plan.  The Excess Plan, which was adopted in 1983, is not qualified for tax purposes. Participants in this plan include those participants in the Employees Pension Plan whose compensation exceeds the limitations established under the Code. Benefits payable under the Excess Plan are equal to the excess of (1) the amount that would be payable in accordance with the terms of the Employees Pension Plan disregarding the limitations imposed pursuant to Sections 401(a)(17) and 415 of the Code over (2) the pension benefit actually payable under the Employees Pension Plan taking the Sections 401(a)(17) and 415 limitations into account. All of the Named Executives, with the exception of Mr. Donlon who is not a participant in the Excess Plan, prior to January 1, 2009, elected to receive their Excess Plan benefit in a lump sum at retirement, calculated to be actuarially equivalent to the benefit they would have received had they received a benefit in the same form as under the Employees Pension Plan.

Effective April 30, 2012, the Excess Plan has been frozen such that no new participants can be added, and existing participants will receive no further service credit, compensation credit or other accrued benefit, except for additional service credits which may affect a participant’s vesting or early retirement eligibility.

The amounts reported in the Pension Benefits Table below equal the present value of the accumulated benefit at December 31, 2014 for the Named Executives under each of the DB Plans. The accumulated benefit calculation is based upon certain assumptions which are discussed in Note 13 of the Notes to the Consolidated Financial Statements. The calculation assumes service and base salary earned through April 30, 2012, when the plans were frozen. The present value assumes the executive will begin to receive retirement benefits at age 65 (or immediately, if the executive is already over 65 years of age). Age 65 is the earliest age executives can receive benefits without a reduction in benefits. The interest rate assumption used to calculate the present value varies by plan, based upon the age of the participants and the resulting projected benefit payouts of the plan in the aggregate. For the Employees Pension Plan, the interest rate assumption is 3.77%, while for both the Excess Plan and the Supplemental Plan the interest rate assumption is 3.60%. The post-retirement mortality assumption is based on the RP-2014 Total Dataset Tables with MP-2014 Generational Improvement.

2014 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefit ($)
Monte N. Redman	Employees Pension Plan	34 years 11 months	1,507,922
	Excess Plan	34 years 11 months	4,624,219
	Supplemental Plan	34 years 11 months	802,198
Frank E. Fusco	Employees Pension Plan	22 years 6 months	703,487
	Excess Plan	22 years 6 months	883,825
Gerard C. Keegan	Employees Pension Plan	41 years 1 month	1,465,142
	Excess Plan	41 years 1 month	2,206,810
Alan P. Eggleston	Employees Pension Plan	18 years 5 months	827,240
	Excess Plan	18 years 5 months	991,386
Hugh J. Donlon(1)			0

(1)	Mr. Donlon does not have a vested benefit in any of the DB Plans.
(2)	The number of years of credited service for benefit accrual purposes is capped at 30 years. Since the DB Plans were frozen as of April 30, 2012, none of the Named Executives received any additional service credit subsequent thereto. For the Supplemental Plan, if a participant takes early retirement, his benefit is reduced by a fraction the numerator of which is his actual years of credited service (without reference to any cap) and the denominator is his projected years of credited service at normal retirement age. Under such Plan, the only augmentation that occurs for service beyond normal retirement age is the result of any potential base salary increases which the executive may receive during this period.

As noted above, the Supplemental Plan only provides a benefit if it exceeds the benefit that is payable pursuant to the terms of the Employees Pension Plan and the Excess Plan.

Other Potential Post-Employment Payments

As noted in the CD&A, AFC and the Bank have entered into employment agreements with each of the Named Executives. The employment agreements for the Named Executives provide for a three-year term, with the exception of Mr. Keegan’s employment agreement that terminates on August 28, 2016 because he will be reaching mandatory retirement age for executive officers. The Bank’s employment agreements each run from the first day of January. On or about January 1st each year, the Board of Directors of the Bank may extend the employment agreements with the Bank for an additional year such that the remaining terms shall be three (3) years. The agreements with AFC automatically extend daily so as to maintain their original term, unless written notice of non-renewal is given by the Board or the executive. Extensions of the employment agreements are capped so that the term of each agreement will not extend beyond the 70th birthday of the Named Executive.

The employment agreements provide for minimum salaries and the Named Executives’ participation in retirement plans, group life, medical and disability insurance plans and any other employee benefit programs. The employment agreements also provide that AFC and the Bank will maintain, for the benefit of the Named Executives, director and officer liability insurance and will indemnify the Named Executives on prescribed terms for claims and related costs and liabilities arising from the services provided pursuant to the employment agreements for the maximum period allowed by applicable law beyond the termination of such agreements.

The employment agreements provide for termination of each of the Named Executives’ employment at any time by AFC or the Bank with or without cause. Each Named Executive would be entitled to severance benefits in the event the Named Executive’s employment terminates (1) as a result of the Named Executive’s resignation for “good reason” due to AFC’s or the Bank’s respective (A) failure to re-elect the executive to his current positions; (B) failure by whatever cause to vest in the Named Executive the functions, duties or responsibilities prescribed for the executive in such agreement; (C) material breach of the employment agreements or reduction of the executive’s base salary or other change to the terms and conditions of the executive’s compensation and benefits which either individually or in the aggregate, as to such Named Executive, has a material adverse effect on the aggregate value of the total compensation package provided to such Named Executive (a change that generally applies to similarly situated employees); or (D) relocation of the Named Executive’s principal place of employment outside of Nassau or Queens Counties of New York or (2) for reasons other than (A) for cause; (B) voluntary resignation, except as a result of the actions specified under clause (1) above or following a change of control, as defined in the agreements; (C) death; (D) long term disability; or (E) expiration of the term of the employment agreement.

The Named Executives agree that for a period of one year following termination of their employment, or the remaining contract term, whichever is less, they will not accept employment and will not serve as an officer, employee, consultant, director or trustee to any banking or thrift institution with an office or an application pending to open an office in any city, town or county in which AFC or the Bank have an office. If a Named Executive resigns his employment for “good reason” as discussed in the preceding paragraph or if their employment terminates as a result of disability, and in such instance, following notice, AFC does not offer to retain the Named Executive in a comparable position. In addition, the Named Executives agree in all cases to keep confidential and not use for their own benefit or the benefit of anyone else other than AFC any material non-public documents or information obtained while employed by AFC, unless required by law, until such time as the document or material is either no longer material or is otherwise publicly available through no fault of the executive. They agree, for a period of one year following their termination, not to solicit for employment, or to provide any advice or recommendations to a third party, regarding any officer or employee of AFC or the Bank with respect to any bank, thrift or other financial institution in the business of accepting deposits or making loans in areas where AFC or the Bank is located. They also agree, for a period of one year following their termination, not to solicit or otherwise seek to encourage any customer of AFC or the Bank to terminate their relationship with AFC or the Bank.

In situations where a Named Executive would have been entitled to severance benefits, the severance benefits to which the Named Executive would have been entitled include:

i)	continued life, medical and disability insurance benefits for the remainder of the contract term at no cost to the executive (During their employment, the executives contribute to their medical coverage on the same basis as all salaried employees of the Bank based upon the coverage selected);
ii)	a lump sum payment equal to the base salary the executive would have earned during the remainder of the contract term;
iii)	a lump sum payment equal to potential incentive compensation the executive could have earned during the remainder of the contract term (three (3) times the target incentive bonus available pursuant to the Executive Incentive Plan — See the 2014 Grants of Plan-Based Awards Table on page 39 and the CD&A — Short-Term Non-Equity Incentive Plan Compensation commencing on page 30 for a discussion of the manner in which incentive awards under the Executive Incentive Plan are calculated);
iv)	a lump sum payment equal to the employer contributions the executive would have received under defined contribution plans of AFC and the Bank during the remainder of the contract term; the Bank revised the matching program under its 401(k) Plan; under this revised program, the Bank matches 100% of each participant’s contributions to that plan up to 3% per payroll period, plus 50% of participants deferred contributions in excess of 3%, but not more than 6% of the participant’s compensation for the payroll period recognizable under that plan (up to $265,000 annually for 2015);
v)	accelerated vesting of all outstanding option grants and non-performance based restricted stock awards;
vi)	service conditions for performance-based restricted stock awards would be deemed satisfied (subject to attainment of performance goals);
vii)	director and officer liability insurance coverage and AFC’s agreement to indemnify the Named

Executives to the fullest extent authorized by Delaware law for the maximum period allowed by applicable law following termination of the contract; and
viii)	at the election of either AFC or the Bank, a cash settlement of all outstanding options and restricted stock awards.

In the event of termination of employment due to disability, the Named Executives are entitled to the following enhanced termination-related benefits:

i)	The Named Executive’s base salary is paid for up to one (1) full year following the Named Executive becoming disabled;
ii)	The Named Executive, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and
iii)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of disability, and restricted stock unit awards provide for accelerated vesting in the event of termination for disability after the end of the performance period.

In the event of termination of employment due to death, the Named Executives are entitled to the following enhanced termination-related benefits:

i)	The estate of any Named Executive who participates in the Executive Incentive Plan in the year of termination is entitled to receive a prorated bonus pursuant to the terms of that plan, based upon AFC’s attainment of the established performance goals for the plan year; and
ii)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of death, and restricted stock unit awards provide for accelerated vesting in the event of termination for death after the end of the performance period.

In the event of a change in control of either AFC or the Bank, all of the Named Executives’ outstanding restricted stock awards and restricted stock unit awards would vest. In this case, where the size of the awards varies based on attainment of performance goals, the goals will be deemed to have been met at the target level.

In addition to his employment agreement, Mr. Donlon is party to an offer letter with the Bank that governs his initial compensation, starting with the beginning of his employment with the Bank in October 2014. This letter provides for an initial base salary at an annual rate of $450,000, a signing bonus of $325,000, to be paid in 2015, and a bonus for 2015 of not less than $325,000. In addition, the letter provides that Mr. Donlon will receive an additional compensation package valued at $1,400,000 intended to address certain unvested compensation that Mr. Donlon forfeited when he left his former employer. This package includes a cash payment of $350,000, to be made in 2015, and a restricted stock grant, to vest in three equal tranches on service through October 1, 2015, 2016 and 2017. This agreement was the basis for the Restricted Stock Award that was granted to Mr. Donlon in October 2014. (See the 2014 Grants of Plan-Based Awards Table on page 39 for more information about this award).

As of December 31, 2014, the amounts of the Named Executives’ termination-related benefits, excluding those termination-related benefits that are not discriminatory in favor of the Named Executives, such as group life insurance or disability insurance payments, are estimated to be as follows:

Name	Nature of Payment	Disability Payment ($)(1)	Payments upon Death ($)(2)	Severance Payment ($)(3)
Monte N. Redman	Salary	819,239		2,880,000
	Bonus	382,699	460,800	2,304,000
	Value of Enhanced Pension(4)			0
	Value of Defined Contribution Benefit			35,100
	Welfare Benefit Payment			15,574
	Acceleration of Restricted Stock(5)	1,894,020	1,894,020	3,471,836
Frank E. Fusco	Salary	394,991		1,605,000
	Bonus	173,286	208,650	1,043,250
	Value of Enhanced Pension(4)			0
	Value of Defined Contribution Benefit			35,100
	Welfare Benefit Payment			101,283
	Acceleration of Restricted Stock(5)	496,965	496,965	1,246,461
Gerard C. Keegan	Salary	484,832		1,038,194
	Bonus	202,437	243,750	674,826
	Value of Enhanced Pension(4)			0
	Value of Defined Contribution Benefit			19,435
	Welfare Benefit Payment			6,583
	Acceleration of Restricted Stock(5)	580,465	580,465	1,454,209
Alan P. Eggleston	Salary	394,991		1,605,000
	Bonus	173,286	208,650	1,043,250
	Value of Enhanced Pension(4)			0
	Value of Defined Contribution Benefit			35,100
	Welfare Benefit Payment			24,104
	Acceleration of Restricted Stock(5)	507,092	507,092	1,256,588
Hugh J. Donlon	Salary	310,141		1,350,000
	Bonus	836,949	675,000	1,650,000
	Value of Enhanced Pension(4)			0
	Value of Defined Contribution Benefit			35,100
	Welfare Benefit Payment			99,422
	Acceleration of Restricted Stock(5)	1,137,751	1,137,751	1,137,751

(1)	Assumes the Named Executive became disabled on December 31, 2014 and is terminated from employment on June 30, 2015. A disabled Named Executive would initially be entitled to receive up to 26 weeks of New York State statutory disability benefits, followed by long-term disability benefits under the Bank’s welfare benefit program available to all salaried employees. AFC’s contracts with the Named Executives provide that AFC may, under applicable circumstances, terminate the Named Executive’s employment for disability and continue to pay the Named Executive’s salary for an additional six (6) months. One of these circumstances arises if the disability prevents the Named Executive from performing assigned duties on a substantially full-time basis for a period of 180 days. The number reflected in the Disability Payment column under the Salary heading is the present value of the net salary payable to the Named Executive for six (6) months of employment and another six (6) months of disability severance, after taking into consideration the New York State statutory disability benefits and long-term disability benefits to which the Named Executive is entitled during those periods. The number reflected under the Bonus heading is the present value of any applicable incentive award under the Executive Incentive Plan for the year 2015, paid at the beginning of 2016, and prorated for employment through the first half of the year, assuming that target goals for 2015 bonuses are attained. For Mr. Donlon, this number also includes the value of the cash bonuses to be paid in 2015 under his offer letter. See footnote (6) below for more information on these payments.
(2)	Assumes the Named Executive died on December 31, 2014. Upon termination of employment for death, a Named Executive’s estate is entitled to a bonus for the year of death, pro-rated for the period of employment during that year, and subject to the attainment of the performance goals for that year. The Number reflected under the Bonus heading of the Payments upon Death column is the actual bonus paid to the Named Executive under the Executive Incentive Plan for 2014 since the prorated bonus would cover the entire twelve (12) month period. Mr. Donlon, did not participate in the Executive Incentive Plan in 2014, but had a right to certain bonus payments in 2015 in connection with his offer letter. See footnote (6) below for more information on these payments.
(3)	Severance payments are calculated assuming the Named Executive’s employment was terminated as of December 31, 2014. All Named Executives, with the exception of Mr. Fusco, who does not yet meet the age requirement for vesting, and Mr. Donlon, who does not yet meet the age requirement or service requirement for vesting would upon termination be eligible to receive health related welfare benefits pursuant to the Post-retirement Medical Plan discussed below.
(4)	The figure provided for the Value of Enhanced Pension represents an estimate of the present value of the additional benefits that the Named Executive would accrue under the Bank’s Employee Pension Plan, Supplemental Plan and Excess Plan if he had continued working for the remainder of his employment period. The Bank has frozen benefits under those plans effective April 30, 2012.
(5)	The estimated values of Acceleration of Restricted Stock are based on the fair market value of AFC Common Stock covered by any restricted stock or restricted stock unit awards for which vesting would be accelerated upon the applicable event. The estimated values of Acceleration of Restricted Stock for Severance Payments include the value of performance-based restricted stock awards that would remain subject to satisfaction of performance conditions but not future service, and the value of performance-based restricted stock unit awards that would vest at target levels on a change in control. The fair market value is the closing price of AFC Common Stock on December 31, 2014, or $13.36.
(6)	Pursuant to his offer letter, Mr. Donlon had a right to receive a sign-on bonus of $325,000 and a further cash payment of $350,000 in 2015. These payments are included in each column here as payable on termination of employment as of December 31, 2014 for death or with severance due, or upon Mr. Donlon’s disability beginning December 31, 2014. Mr. Donlon’s offer letter also provides that his bonus for 2015 shall not be less than $325,000. For purposes of estimating the bonus severance payment payable to Mr. Donlon on a termination on December 31, 2014, this amount has been treated as his target opportunity.

In the event of a change of control, for any taxable year in which a Named Executive would be liable for the payment of excise taxes under Section 4999 of the Code with respect to any compensation paid by AFC or any of its affiliated companies, AFC will pay to or on behalf of the executive, an amount, in addition to the severance payments noted above, sufficient to maintain the after-tax severance benefit as though the excise tax specified in Section 4999 of the Code did not apply. As of December 31, 2014, based upon the assumptions indicated, these sums with respect to the Named Executives are estimated to be as follows:

Name	Excise Tax Gross-up ($)(1)
Monte N. Redman	3,543,318
Frank E. Fusco	1,578,652
Gerard C. Keegan	0
Alan P. Eggleston	1,490,484
Hugh J. Donlon	1,384,373

(1)	The excise tax-gross up calculation is based on the assumption that a change of control for tax purposes, and the Named Executive’s termination, occurred as of December 31, 2014 and that the consideration provided to shareholders of AFC Common Stock was equal to the closing price of AFC Common Stock as quoted on the NYSE, on December 31, 2014, or $13.36.

The Bank also maintains the Post-retirement Medical Plan for its officers with a rank of Vice President and higher. The Post-retirement Medical Plan provides that in the event a participant retires at age 55 or older with a minimum of 10 years of service, the officer will be provided with medical benefits for the remainder of the officer’s life and that of his or her spouse. The Bank pays between 50% and 100% of the premiums for such coverage. The following table shows for each of the Named Executives the present value of the accumulated benefits with respect to the Post-retirement Medical Plan, as of December 31, 2014.

Name	Post-retirement Medical Plan Benefit ($)(1)
Monte N. Redman	295,342
Frank E. Fusco	248,520
Gerard C. Keegan	229,168
Alan P. Eggleston	270,570
Hugh J. Donlon	5,400

(1)	This column represents the present value of the accumulated benefit as of December 31, 2014, for the Named Executives under the Post-retirement Medical Plan based upon the assumptions as described in Note 13 of the Notes to the Consolidated Financial Statements.

Annually, the Compensation Committee receives from management a review of the costs associated with the executive officers’ employment contracts.

PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVES

AFC is seeking approval, on a non-binding basis, of the compensation awarded to our Named Executives.

As noted above, AFC has five Named Executives, all five of whom are executive officers of AFC and the Bank as of the date hereof. As described in detail above, our executive compensation programs are designed to attract, motivate and retain highly qualified and talented executive officers, including our Named Executives, who are critical to our success. AFC and the Compensation Committee of the Board, with the benefit of objective input from the independent consultants that we may retain from time to time, monitor executive compensation programs throughout each year and adopt changes to reflect the dynamic marketplace in which AFC competes for talent and changes in AFC’s operating environment, as well as general economic, regulatory and legislative developments affecting executive compensation.

The Board recognizes the importance of aligning executive compensation with shareholder interests in light of the risks and economic conditions faced by AFC and the Bank. We have described in the CD&A the philosophy we have adopted and strategies we have employed to attract, retain and motivate our executives, to link their compensation to the returns experienced by shareholders, and to reward or discipline them in the short term for actions that may only be apparent in shareholder returns over time. We have demonstrated in the accompanying narrative and tabular discussions how, over a three-year period, our philosophy and strategies have been translated into compensation that is strongly linked to shareholder returns while remaining sensitive to year-to-year operating conditions. Shareholders are encouraged to carefully review the CD&A, the accompanying compensation tables and the corresponding narrative discussion and footnotes, all set forth on pages 26 through 45 of this Proxy Statement, for a detailed discussion of our executive compensation programs.

In this Proposal No. 2, commonly known as a “Say-on-Pay” proposal, we are asking you to support the compensation of our Named Executives pursuant to Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executives, as described in this Proxy Statement pursuant to the rules set forth by the SEC.

The Board determined that, consistent with the non-binding resolution adopted by the shareholders at the 2011 Annual Meeting of Shareholders, this vote should take place every year. Accordingly, the next advisory vote on executive compensation will occur at the 2016 Annual Meeting of Shareholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

In considering this proposal, we ask that you approve the following resolution:

“RESOLVED, that the shareholders of Astoria Financial Corporation hereby approve, on a non-binding basis, the compensation of the Named Executives of Astoria Financial Corporation, as disclosed on pages 26 through 45 of Astoria Financial Corporation’s Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL, ON A NON-BINDING BASIS OF THE COMPENSATION OF AFC’S NAMED EXECUTIVES.

Under the proxy rules of the SEC, your vote on the compensation of the Named Executives is advisory and will not (i) be binding on the Board or the Compensation Committee with respect to future executive compensation decisions, including those relating to Named Executives, or otherwise; (ii) overrule or affirm any prior decision made by the Board or the Compensation Committee; or (iii) change any existing, or create or imply any additional, fiduciary duty by the Board or the Compensation Committee. However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AFC’s independent registered public accounting firm, or principal accountant, for the fiscal year ended December 31, 2014 was KPMG LLP. Following its review of the qualifications of KPMG LLP and assuring itself that KPMG LLP is independent from AFC, its officers and directors and does not provide to AFC non-audit services to a degree that KPMG LLP’s independence may be impaired, the Audit Committee has reappointed KPMG LLP as independent registered public accounting firm, or principal accountant, for AFC and the Bank for the year ending December 31, 2015, subject to ratification of such appointment by our shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

The following chart details fees billed or fees estimated to be billed for professional or other services rendered by KPMG LLP for AFC’s fiscal years ended December 31, 2013 and 2014:

KPMG LLP Fees Billed For The Fiscal Years Ended December 31, 2013 and 2014

Service Categories	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2014
Audit Fees(1)	$1,256,000	$1,260,000
Audit-Related Fees(2)	$185,000	$130,000
Tax Fees(3)	$33,500	$33,500
All Other Fees(4)	$0.00	$0.00

(1)	Audit Fees reflect aggregate fees billed or estimated to be billed for professional services rendered for the audit of AFC’s consolidated annual financial statements, the reviews of the financial statements included in AFC’s Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, including services rendered in connection with the audit of internal controls over financial reporting maintained by AFC. 2013 Audit Fees have been adjusted to reflect the final amounts billed versus the amounts estimated.
(2)	Audit-Related Fees reflect aggregate fees billed or estimated to be billed for assurance and related services that are reasonably related to the performance of the audit or review of AFC’s consolidated financial statements and not reported as Audit Fees. During the periods shown, such services consisted primarily of the audit of AFC’s employee benefit plans. During 2013, such fees also included fees for services rendered in connection with AFC’s preferred stock offering.
(3)	Tax Fees reflect aggregate fees billed or estimated to be billed for professional services for tax compliance, tax advice and tax planning. During the periods shown, such services, consisted, primarily of the review of state and federal tax returns and quarterly tax payments.
(4)	All Other Fees reflect aggregate fees billed for products and services provided by KPMG LLP other than those set forth above as Audit Fees, Audit-Related Fees and Tax Fees.

It is the policy of the Audit Committee to pre-approve all services provided by KPMG LLP to AFC. In the absence of contrary action by the Audit Committee, of which there has been none, the Board has also delegated to the Chairman of the Audit Committee the authority to pre-approve such services. The Chairman of the Audit Committee is then responsible to report such authorization to the Audit Committee at its next scheduled meeting. All services provided by KPMG LLP during fiscal years 2013 and 2014 were pre-approved by the Audit Committee or the Chairman of the Audit Committee pursuant to the delegation of authority and procedure outlined above.

The Audit Committee, as part of its review of the disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” considered whether the provision of the services rendered, the fees for which are reflected in the chart above entitled “KPMG LLP Fees Billed for the Fiscal Years ended December 31, 2013 and 2014” under the captions entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were, and found them to be, compatible with maintaining the independence of KPMG LLP.

The “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters,” collectively published by the federal banking regulatory agencies, including the Federal Reserve, specifies that agreeing to certain limitation of liability provisions in an audit engagement letter would constitute an unsafe and unsound banking practice on the part of the AFC. AFC believes that its engagement letters with KPMG LLP fully comply with the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters,” as applicable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AFC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee

The information set forth in this section, including but not limited to the Report of the Audit Committee, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

It has been and continues to be the practice of the Board to maintain an Audit Committee of the Board. The Board has adopted a written Charter of the Audit Committee. A copy of the Audit Committee’s Charter is posted on AFC’s Investor Relations website at http://ir.astoriabank.com under the heading “Corporate Governance.” The Charter specifies the purpose of the Audit Committee, the appointment and composition of its members, procedural matters with respect to its meetings, the responsibilities and duties of the Audit Committee and the reporting of Audit Committee activities and recommendations. The management of AFC is primarily responsible for implementing and evaluating the effectiveness of the system of internal controls and financial reporting processes of AFC. AFC’s independent registered public accounting firm is responsible for expressing an opinion on the consolidated financial statements of AFC based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion regarding the effective operation of the system of internal controls over financial reporting.

AFC Common Stock is listed on the NYSE. The Board has determined that the members of the Audit Committee meet the applicable independence standards set forth in the NYSE Listed Company Manual.

Report of the Audit Committee

Under rules established by the SEC, AFC is required to provide certain data and information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee of AFC, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement.

At its meeting held on February 25, 2015, the Audit Committee reviewed the Consolidated Financial Statements and discussed such statements with the management of AFC. At such meeting and at other meetings held during 2014 and 2015, the Audit Committee discussed with AFC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Public Company Accounting Oversight Board Audit Standard No. 16, “Communications with Audit Committees,” referred to as PCAOB Audit Standard No. 16, which became effective for AFC on January 1, 2013. The matters required to be discussed pursuant to PCAOB Audit Standard No. 16 include, but are not limited to, significant accounting policies, management judgments and accounting estimates, uncorrected and corrected misstatements, if any, disagreements with management, if any, difficulties encountered with management in performing the audit, if any, and independence.

The Audit Committee has received and reviewed the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP the independence of KPMG LLP.

Based upon the review and discussion referred to in this Report, the Audit Committee, at its meeting held on February 25, 2015, approved and recommended to the Board the inclusion of the Consolidated Financial Statements in the Annual Report on Form 10-K of AFC for the year ended December 31, 2014.

Audit Committee of AFC

John R. Chrin, Chairman	Patricia M. Nazemetz
John J. Corrado	Ralph F. Palleschi

Additional Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires AFC’s directors and executive officers, among others, to file reports of ownership and changes in ownership of their AFC equity securities with the SEC and to furnish AFC with copies of all such reports. Based solely upon a review of the copies of these reports and amendments thereto received by AFC, AFC believes that all applicable filing requirements were complied with for 2014.

Cost of Proxy Solicitation

The cost of solicitation of proxies by AFC will be borne by AFC. Laurel Hill Advisory Group LLC has been retained to assist in the solicitation of proxies under a contract providing for payment of a fee of $7,500 plus reimbursement for its expenses. In addition to solicitations by mail and by Laurel Hill Advisory Group LLC, a number of officers and employees of AFC and the Bank may solicit proxies in person, by mail or by telephone, but none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of AFC Common Stock held of record by such fiduciaries, and AFC will reimburse them for their reasonable expenses in accordance with the rules of the SEC and the NYSE.

Shareholder Proposals

To be considered for inclusion in AFC’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2016, a shareholder proposal, including a recommendation of a director nominee, must be received by the Secretary of AFC at AFC’s address set forth on page 1 of this Proxy Statement not later than December 18, 2015. Any shareholder proposal will be subject to Rule 14a-8 promulgated by the SEC under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of AFC provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board. The shareholder must give written advance notice to the Secretary of AFC not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth (10th) day following the date on which AFC’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder’s name and address, as they appear on AFC’s record of shareholders, the class and number of shares of AFC’s capital stock that are beneficially owned by such shareholder, a brief description of the proposed business or the names of the person(s) the shareholder proposes to nominate, and, as to business which the shareholder seeks to bring before an annual meeting, the reason for conducting such business at the annual meeting and any material interest of such shareholder in the proposed business.

In the case of nominations for election to the Board, the shareholder’s notice must also include as to each proposed nominee all information regarding the proposed nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, including, but not limited to, such proposed nominee’s consent to being named in the proxy statement as a nominee and to serve if elected. Nothing in this paragraph shall be deemed to require AFC to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

Shareholder Communications

The Board has established a process for shareholders or other interested parties to communicate with the Board or any of its members. Communications to Messrs. Redman or Keegan may be sent directly to them at the address set forth on page 1 of this Proxy Statement. Those who wish to communicate with the Chairman, the non-management, or independent, directors or the entire Board may do so by writing to:

Chairman of the Nominating and Corporate Governance Committee
c/o Michele M. Weber, Senior Vice President, Secretary and Director of Regulatory Affairs
Astoria Financial Corporation
One Astoria Bank Plaza
Lake Success, New York 11042

Such communications should be delivered in a sealed envelope marked “Personal and Confidential.” Such communications shall be delivered unopened by the Senior Vice President, Secretary and Director of Regulatory Affairs to the Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee will acknowledge receipt of such correspondence and, if applicable, provide a copy to each Board member or each non-management or independent director.

Employees, who may also be shareholders of AFC, are provided several methods for providing confidential communications to the Chairman of the Audit Committee and the Chairman of the Nominating and Corporate Governance Committee. These procedures are outlined in AFC’s Code of Business Conduct and Ethics, which applies to all directors, officers and employees of AFC and its affiliated companies, including the Bank and is available on AFC’s Investor Relations website at http://ir.astoriabank.com under the heading “Corporate Governance.” Shareholders may request a printed copy of such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or writing to AFC’s address specified on page 1 of this Proxy Statement.

Director Attendance at Annual Meetings

It is the policy of AFC that all directors are strongly encouraged to attend the Annual Meeting and that, at a minimum, a quorum of the Board be in attendance. At the annual meeting of shareholders held on May 21, 2014, all of the directors were present.

Householding

The SEC allows the delivery of a single proxy statement and annual report and, where applicable, the Important Notice Regarding the Availability of Proxy Materials to an address shared by two or more of our shareholders. This delivery method, referred to as “householding,” can result in significant cost savings for AFC. In order to take advantage of this opportunity banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions. AFC will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or, where applicable, the Notice to a shareholder at a shared address to which a single copy of the documents or Notice was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report or, where applicable, the Notice now, or a shareholder who wishes to receive a separate copy of such documents in the future, should submit a request in writing to Investor Relations at Astoria Financial Corporation, One Astoria Bank Plaza, Lake Success, New York 11042 or call (516) 327-7869. You may also obtain a copy of the proxy statement and annual report from AFC’s website (http://ir.astoriabank.com) by clicking on “Annual Report” and/or “Proxy Statement.” Shareholders of record sharing an address who are receiving multiple copies of proxies and annual reports or, where applicable, the Notice and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record owner, of AFC’s shares and wish to receive only one copy of the proxy statement and annual report or, where applicable, the Notice in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document or Notice be mailed to all shareholders at the shared address in the future.

Other Matters Which May Properly Come Before the Meeting

The Board knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, the dates by which shareholder proposals and notices of business to be conducted at an Annual Meeting having been previously disclosed, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board.

Whether or not you intend to be present at the Annual Meeting, you are urged to vote on the Internet, by telephone or by returning your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

An additional copy of AFC’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2014, as filed with the SEC, will be furnished without charge to any shareholder upon written request to Astoria Financial Corporation, Investor Relations Department, One Astoria Bank Plaza, Lake Success, New York 11042-1085. Copies can also be obtained without charge from AFC’s Investor Relations website at http://ir.astoriabank.com.

By order of the Board,

Michele M. Weber
Senior Vice President and Secretary

Lake Success, New York
April 17, 2015

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES OF AFC COMMON STOCK ON THE INTERNET OR BY TELEPHONE OR, IF YOU RECEIVED THE PROXY STATEMENT BY MAIL, COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

ASTORIA FINANCIAL CORPORATION IMPORTANT ANNUAL MEETING INFORMATION Vote by Internet • Go to www.envisionreports.com/AF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Astoria Financial Corporation Shareholder Meeting to be Held on May 27, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, 2014 annual report to shareholders and Form 10-K are available at: www.envisionreports.com/AFEasy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/AF to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 17, 2015 to facilitate timely delivery.

Shareholder Meeting Notice Astoria Financial Corporation’s Annual Meeting of Shareholders will be held on May 27, 2015 at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, at 9:30 a.m. Eastern Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1. The election of nominees: Monte N. Redman Gerard C. Keegan Patricia M. Nazemetz As directors for a term of three years 2. The approval, on a non-binding basis, of the compensation of Astoria Financial Corporation’s named executive officers. 3. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2015. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/AF. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send an email to investorvote@computershare.com with “Proxy Materials Astoria Financial Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 17, 2015.

ASTORIA FINANCIAL CORPORATION IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2015. Vote by Internet • Go to www.envisionreports.com/AF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals — The Board of Directors of Astoria Financial Corporation recommends a vote “FOR” all the nominees in Proposal No. 1 and “FOR” Proposals Nos. 2 and 3. 1. The election of nominees Monte N. Redman, Gerard C. Keegan and Patricia M. Nazemetz as directors for a term of three years each. 01 - Monte N. Redman For Withhold 02 - Gerard C. Keegan 03 - Patricia M. Nazemetz For Withhold 2. The approval, on a non-binding basis, of the compensation of Astoria Financial Corporation’s named executive officers. For Against Abstain3. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2015. For Against Abstain B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign name exactly as it appears hereon. If shares are registered in more than one name, all should sign, but if one signs, it binds the others. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2014 Annual Report to Shareholders are available at: www.envisionreports.com/AF IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY – ASTORIA FINANCIAL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2015 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder of Astoria Financial Corporation hereby authorizes and appoints John M. Graham III, Robert C. Azarow, or either of them as proxy of the undersigned, with full power of substitution, to attend and act as proxy for the undersigned and to vote as designated below all shares of common stock of Astoria Financial Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Astoria Financial Corporation, to be held on May 27, 2015 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof. THIS PROXY IS REVOCABLE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS NO. 2 AND 3. (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

April 17, 2015 To: All Astoria Bank 401(k) Plan (the “401(k) Plan”) Participants with a Portion of their Account Balance Invested in the Employer Stock Fund Re: Annual Meeting of Shareholders to be held on May 27, 2015 In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 27, 2015, enclosed please find the following documents: a) Confidential Voting Instruction card, b) Proxy Statement dated April 17, 2015, including a Notice of Annual Meeting of Shareholders, c) 2014 Annual Report and Form 10-K, and d) postage-paid return envelope addressed to Computershare Shareowner Services (Computershare Shareowner Services is the Confidential Voting Instruction tabulator for the 401(k) Plan). Voting Instructions for Employer Stock Fund Shares Prudential Bank & Trust Company FSB (the “401(k) Trustee”) will vote at the Annual Meeting the shares of Astoria Financial Corporation (the “Shares”) that were held in the Employer Stock Fund under the 401(k) Plan as of March 30, 2015 (the “Employer Stock Fund Shares”). March 30, 2015 is the record date for the Annual Meeting. As a participant in the 401(k) Plan, you have the right to participate in directing how the 401(k) Plan Administrator (Astoria Bank) instructs the 401(k) Trustee to vote at the Annual Meeting the Employer Stock Fund Shares, provided that all or a portion of your 401(k) Plan account was invested in the Employer Stock Fund as of the valuation date coincident with or next preceding March 30, 2015. The number of Employer Stock Fund Shares allocable to your 401(k) Plan account as of that date is shown on the enclosed Confidential Voting Instruction card. You may submit your instructions using the enclosed Confidential Voting Instruction card, or via the Internet. To submit your instructions using the card, please mark the appropriate boxes on the card and sign, date and return it in the enclosed postage-paid return envelope. To submit your instructions via the Internet, please access the Annual Report and Proxy Statement for Astoria Financial Corporation on the Internet at http://www.edocumentview.com/af. When you access this website have the Confidential Voting Instruction card available and, on the top right hand side of the website, click “Vote Now” to access the electronic proxy card and submit your instructions. Once you are in the Internet voting system, you can record and confirm (or change) your voting instructions. The Internet voting system is available 24 hours a day. If you submit voting instructions, but do not check the box for a particular proposal, this will be interpreted as an instruction to vote according to the recommendation of the Board of Directors for that particular proposal. For your voting instructions to be counted, Computershare Shareowner Services must receive your Confidential Voting Instruction card or Internet voting instructions no later than 11:59 P.M. Eastern Time on May 21, 2015. In general, the 401(k) Trustee will be directed to vote the Employer Stock Fund Shares “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal listed on the Confidential Voting Instruction card in the same proportions as instructions to cast votes “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal are given by those individuals with the right to give voting directions on Employer Stock Fund Shares. Instructions to “ABSTAIN” will not be taken into account for purposes of the direction or the vote of Employer Stock Fund Shares. Each individual’s instructions are weighted according to the value of the participant’s interest in the Employer Stock Fund as of the valuation date coincident with or next preceding March 30, 2015.

Please note that you are entitled to participate in directing the vote of the Employer Stock Fund Shares allocated to your 401(k) Plan account as of the valuation date coincident with or next preceding March 30, 2015, regardless of whether you have since elected to liquidate that investment in the Employer Stock Fund and transfer the proceeds to another 401(k) Plan investment option. Unanticipated Proposals It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2015 Annual Meeting of Shareholders. If this should happen, the 401(k) Trustee will be instructed to vote upon such matters in the 401(k) Trustee’s discretion, or to cause such matters to be voted upon in the discretion of the person or persons named in any proxies executed by the 401(k) Trustee. Deadline for Providing Voting Instructions Your instruction is very important. You are encouraged to review the enclosed materials carefully and to submit your voting instructions, either via the Internet as described above, or by completing, signing and dating the enclosed Confidential Voting Instruction card, sealing the card in the enclosed envelope and returning it to Computershare Shareowner Services. To participate in directing how the Employer Stock Fund Shares will be voted at the Annual Meeting, your instructions must be received by Computershare Shareowner Services no later than 11:59 P.M. Eastern Time on May 21, 2015. Confidentiality of Voting Instructions Please note that the instructions of individual participants are to be kept confidential by Computershare Shareowner Services and the 401(k) Trustee, who have been instructed not to disclose them to anyone at Astoria Bank or Astoria Financial Corporation. This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly. Very truly yours, Plan Administrator for the Astoria Bank 401(k) Plan By: Josie Callari

ASTORIA FINANCIAL CORPORATION IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2015. Vote by Internet • Go to www.envisionreports.com/AF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas Annual Meeting Confidential Voting Instruction IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors of Astoria Financial Corporation recommends a vote “FOR” all the nominees in Proposal No. 1 and “FOR” Proposals Nos. 2 and 3. 1. The election of nominees Monte N. Redman, Gerard C. Keegan and Patricia M. Nazemetz as directors for a term of three years each. 01 - Monte N. Redman For Withhold 02 - Gerard C. Keegan For Withhold 03 - Patricia M. Nazemetz For Withhold 2. The approval, on a non-binding basis, of the compensation of Astoria Financial Corporation’s named executive officers. For Against Abstain 3. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2015. For Against Abstain The undersigned hereby instructs the Plan Administrator to direct the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 17, 2015 for the Annual Meeting and an Astoria Financial Corporation 2014 Annual Report and Form 10-K. In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the person or persons named in any proxies executed by the Trustee. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign name exactly as it appears hereon. If shares are registered in more than one name, all should sign, but if one signs, it binds the others. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U PX 02209D

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ASTORIA FINANCIAL CORPORATION CONFIDENTIAL VOTING INSTRUCTION SOLICITED BY ASTORIA BANK, AS PLAN ADMINISTRATOR, FOR THE ASTORIA BANK 401(k) PLAN The undersigned participant, former participant or beneficiary of a participant or former participant in the Astoria Bank 401(k) Plan (the 401(k) Plan) hereby provides the voting instructions hereinafter specified to Computershare Shareowner Services LLC, as designee of Astoria Bank, as plan administrator of the 401(k) Plan (the Plan Administrator). These instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the 401(k) Plan (the Trustee) to vote in person, by limited or general power of attorney or by proxy, the shares and fractional shares of common stock of Astoria Financial Corporation that were held by the Trustee, in its capacity as Trustee, in the Employer Stock Fund under the 401(k) Plan as of March 30, 2015 (the Employer Stock Fund Shares) at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 27, 2015 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof. March 30, 2015 is the record date for the Annual Meeting. As to the proposals listed below which are more particularly described in the Proxy Statement dated April 17, 2015, the Plan Administrator will give voting directions to the Trustee. Such directions will take into account your duly executed and returned Confidential Voting Instruction, in the manner described in the accompanying letter dated April 17, 2015 from the Plan Administrator regarding the Employer Stock Fund Shares. If you submit your voting instructions, but do not check the box for a particular proposal, your voting instruction for that proposal with respect to the Employer Stock Fund Shares shall be interpreted as described in the accompanying letter dated April 17, 2015 from the Plan Administrator regarding the Employer Stock Fund Shares. The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Bank. For instructions on how to submit your Confidential Voting Instruction via the Internet, please see the accompanying letter dated April 17, 2015 from the Plan Administrator regarding the Employer Stock Fund Shares. (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)